SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]   Preliminary Proxy Statement                     [ ] Confidential, For Use of the Commission Only
[X]   Definitive Proxy Statement                              (as permitted by Rule 14a-6(e)(2))
[ ]   Definitive Additional Materials
[ ]   Soliciting Materials Pursuant to Rule 14a-12


                                EQUITY ONE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment  of Filing Fee (Check the appropriate box):
[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

[ ]      Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount Previously Paid:

         (2)      Form, Schedule or Registration No.:

         (3)      Filing Party:

         (4)      Date Filed:

                                EQUITY ONE, INC.
                          1696 N.E. MIAMI GARDENS DRIVE
                        NORTH MIAMI BEACH, FLORIDA 33179

                           --------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 24, 2002

                           --------------------------


TO OUR STOCKHOLDERS:

         You are cordially invited to attend the 2002 annual meeting of the stockholders of Equity One, Inc. which will be held in the Baker Room, at the Sheraton Bal Harbour, 9701 Collins Avenue, Bal Harbor, Florida 33154, on May 24, 2002, at 10:00 a.m., local time. At the meeting, stockholders will vote on the following matters:

         1. The election of two directors to hold office until our 2005 annual meeting of stockholders;

         2. The approval of an amendment to our 2000 Executive Incentive Compensation Plan to increase the number of shares available for grant from 1,000,000 to 2,500,000;

         3. The ratification of Deloitte & Touche LLP as independent auditors for the period ending December 31, 2002; and

         4. Such other business as may properly come before the annual meeting, including any adjournments or postponements of the meeting.

         If you own shares of our common stock as of the close of business on April 5, 2002, you can vote those shares by proxy or at the meeting.

         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES WILL BE REPRESENTED. STOCKHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

                                           By Order of the Board of Directors



                                           /s/ ALAN J. MARCUS
                                           ------------------------------------
                                           ALAN J. MARCUS
                                           SECRETARY

North Miami Beach, Florida
April 29, 2002

                                TABLE OF CONTENTS
                                -----------------

                                                                                                                 PAGE
                                                                                                                 ----
Information Concerning the Proxy..................................................................................1
Purposes of the Meeting...........................................................................................1
Outstanding Voting Securities and Voting Rights...................................................................2
   Who Can Vote...................................................................................................2
   General Information on Voting..................................................................................2
Security Ownership................................................................................................3
Proposal 1-- Election of Directors................................................................................5
   Directors Standing for Election................................................................................5
   Directors Continuing in Office.................................................................................5
Management........................................................................................................6
   Executive Officers and Directors...............................................................................6
   Directors' Compensation........................................................................................7
   Section 16(a) Beneficial Ownership Reporting Compliance........................................................8
   Committees and Meetings of the Board of Directors..............................................................8
Report of the Audit and Review Committee..........................................................................9
Report of the Compensation Committee.............................................................................10
   Our Policy Regarding Executive Compensation...................................................................10
   Our Policy Regarding our Chief Executive Officer's Compensation...............................................10
   Internal Revenue Code Limits on Deductibility of Compensation.................................................11
Executive Compensation...........................................................................................11
   Summary Compensation Table....................................................................................11
   Option Grants in Fiscal 2001..................................................................................13
   Aggregated Option Exercises in 2001 and Fiscal Year-End Option Value Table....................................13
   Employment Contracts..........................................................................................13
   Employee Benefit Plans........................................................................................14
Performance Graph................................................................................................16
Proposal 2-- Adoption of Amendments to our 2000 Executive Incentive Compensation Plan............................17
   Background and Purpose........................................................................................17
   Summary of Proposed Plan Changes..............................................................................17
   Reasons for Changes to the 2000 Plan..........................................................................17
   Summary of our 2000 Executive Incentive Compensation Plan, as Amended.........................................17
   Benefits under the Amended Plan...............................................................................24
Proposal 3-- Ratification of Deloitte & Touche LLP as our Independent Auditors...................................25
Fees Paid to our Independent Auditors............................................................................25
Certain Transactions.............................................................................................26
Stockholder Proposals............................................................................................29

                               2002 ANNUAL MEETING
                                       OF
                        STOCKHOLDERS OF EQUITY ONE, INC.

                           --------------------------

                                 PROXY STATEMENT

                           --------------------------

         Our board of directors is soliciting proxies from the holders of our common stock to be voted at our 2002 annual meeting of stockholders to be held in the Baker Room, at the Sheraton Bal Harbour, 9701 Collins Avenue, Bal Harbour, Florida 33154, on May 24, 2002 at 10:00 a.m., local time, or at any adjournments or postponements of the meeting. We are sending this proxy statement in connection with the proxy solicitation.

         We are first mailing this proxy statement and the enclosed form of proxy on or about April 29, 2002. You should review the information provided herein in conjunction with our 2001 annual report, which accompanies this proxy statement. Our principal executive office is located at 1696 N.E. Miami Gardens Drive, North Miami Beach, Florida 33179, and our telephone number is (305) 947-1664.

                        INFORMATION CONCERNING THE PROXY

         The enclosed proxy is solicited on behalf of our board of directors. The giving of a proxy does not preclude your right to vote in person should you so desire. Stockholders have an unconditional right to revoke their proxy at any time prior to exercising it, either in person at the annual meeting or by filing with our secretary at our headquarters a written revocation or duly executed proxy bearing a later date. No such revocation will be effective until we receive written notice of the revocation at or prior to the annual meeting.

         We will bear the cost of preparing, assembling and mailing this proxy statement, the notice of annual meeting of stockholders and the enclosed proxy. In addition to the use of mail, our employees may solicit proxies personally and by telephone. Our employees will not receive compensation for soliciting proxies other than their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. We may reimburse them for their expenses in this process.

                             PURPOSES OF THE MEETING

         At the annual meeting, our stockholders will consider and vote upon the following matters:

         1. The election of two directors to hold office until our 2005 annual meeting of stockholders;

         2. The approval of an amendment to our 2000 Executive Incentive Compensation Plan to increase the number of shares available for grant from 1,000,000 to 2,500,000;

         3. The ratification of Deloitte & Touche LLP as independent auditors for the period ending December 31, 2002; and

         4. Such other business as may properly come before the annual meeting, including any adjournments or postponements thereof.

         Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation and which have not been revoked in accordance with the procedures set forth above will be voted FOR items (1), (2) and (3) above. In the event a stockholder specifies a different choice by means of the enclosed proxy, his or her shares will be voted in accordance with the specification so made. The board of directors does not know of any other matters that may be brought before the annual meeting nor does it foresee or have reason to believe that proxy holders will have to vote for substitute or alternate nominees for election to the board of directors. In the event that any other matter should come before the annual meeting or any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters in accordance with their best judgment.

                 OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

WHO CAN VOTE

         Only stockholders of record at the close of business on April 5, 2002 will be entitled to notice of and to vote at the annual meeting or any adjournment of that meeting. On that date, there were 33,506,007 shares of our common stock issued and outstanding, all of which are entitled to be voted at the annual meeting.

GENERAL INFORMATION ON VOTING

         Each share of our common stock is entitled to one vote on each matter submitted to stockholders for approval at the annual meeting. Our stockholders do not have the right to cumulate their votes for directors.

         In order for business to be conducted, a quorum must be represented at the meeting. A quorum consists of a majority of the shares entitled to vote. If less than a majority of outstanding shares entitled to vote are represented at the annual meeting, a majority of the shares so represented may adjourn the annual meeting to another date, time or place, not later than 120 days after the original record date of April 5, 2002. Notice need not be given of the new date, time or place if announced at the meeting before an adjournment is taken.

         Prior to the annual meeting, we will select one or more inspectors of election for the meeting. The inspectors will determine the number of shares of common stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results of the vote.

         The election of the director nominees must be approved by a plurality of the votes cast by the shares of common stock represented in person or by proxy at the annual meeting. All other action by our stockholders must be approved by the affirmative vote of a majority of the votes cast at the annual meeting at which a quorum is present. Pursuant to Maryland law, abstentions and broker non-votes are counted as present for purposes of determining the presence of a quorum. However, abstentions are treated as present and entitled to vote, but are not counted as votes cast "for" or "against" any matter. A broker non-vote on a matter is considered not entitled to vote on that matter and thus is not counted in determining whether a matter requiring approval of a majority of the shares present and entitled to vote has been approved or whether a plurality of the shares present and entitled to vote has been voted.

         A list of stockholders entitled to vote at the annual meeting will be available at our principal executive offices, 1696 N.E. Miami Gardens Drive, North Miami Beach, Florida 33179, for a period of ten days prior to the annual meeting and at the annual meeting itself for examination by any of our stockholders.

                               SECURITY OWNERSHIP

         The table below sets forth, as of April 5, 2002, the number of shares of our common stock which were owned beneficially by:

            o each person who is known by us to beneficially own more than 5% of our common stock;

            o   each director and nominee for director;

            o each executive officer named in the Summary Compensation Table below who is employed with us as of April 5, 2002; and o all of our directors and executive officers as a group.

         Unless otherwise indicated, the address of each of the individuals listed in the table is c/o Equity One, Inc., 1696 N.E. Miami Gardens Drive, North Miami Beach, Florida 33179. Except as otherwise indicated and subject to community property laws where applicable, to our knowledge the persons named in the table have sole voting and investment power with respect to all shares of common stock held by them.

         The number of shares beneficially owned by each individual or group is based upon information in documents filed by such person with the Securities and Exchange Commission, other publicly available information or information available to us. Percentage ownership in the following table is based on 33,506,007 shares of common stock outstanding as of April 5, 2002. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of our common stock subject to options that are presently exercisable or exercisable within 60 days of April 5, 2002 are deemed to be outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage of ownership of that person, but are not treated as outstanding for the purpose of computing the percentage of any other person.

                                                       AMOUNT AND NATURE OF         PERCENTAGE OF OUTSTANDING
        NAME AND ADDRESS OF BENEFICIAL OWNER           BENEFICIAL OWNERSHIP                SHARES OWNED
        ------------------------------------           --------------------         -------------------------
Chaim Katzman (1)..............................              20,916,260                         61.43%
First Capital Realty, Inc. (2).................              10,909,078                         32.56%
Gazit-Globe (1982) Ltd. (3)....................               9,262,696                         27.65%
Silver Maple (2001), Inc.......................               5,629,283                         16.80%
Ficus, Inc.....................................               5,279,795                         15.76%
M.G.N. (USA), Inc..............................               4,582,792                         13.68%
Gazit (1995), Inc..............................               3,540,610                         10.57%
Nathan Hetz (4)................................               3,446,156                         10.29%
Alony Hetz Properties & Investments, Ltd.......               3,440,156                         10.27%
Doron Valero (5)...............................                 574,755                          1.71%
Howard M. Sipzner .............................                 153,989                            *
Alan Merkur (6)................................                  64,150                            *
Noam Ben-Ozer (7)..............................                  31,502                            *
Shaiy Pilpel (8)...............................                  31,500                            *
Robert L. Cooney (9)...........................                  29,300                            *
Ronald S. Chase (10)...........................                  25,000                            *
Barbara Miller (11)............................                  21,304                            *
Peter Linneman.................................                   6,000                            *
Dori Segal.....................................                   6,000                            *
All executive officers and directors of Equity
One as a group (13 persons) (12)...............              25,333,918                         74.95%

-----------------------------

*    Represents ownership of less than 1.0%

1.       Includes (i) 1,139,294 shares of common stock owned by Gazit-Globe
         (1982), Ltd.; (ii) 3,540,610 shares of common stock owned by Gazit
         (1995), Inc.; (iii) 4,582,792 shares of common stock owned by M.G.N.
         (USA), Inc.; (iv) 5,629,283 shares of common stock owned by Silver Maple (2001), Inc.; and (v) 5,279,795 shares of common stock owned by Ficus, Inc., each of which Mr. Katzman may be deemed to control, and 65,193 shares of common stock for which Mr. Katzman is custodian for his minor children.
2.       Includes (i) 5,629,283 shares of common stock owned by Silver Maple
         (2001), Inc. and (ii) 5,279,795 shares of common stock owned by Ficus, Inc., both of which are wholly-owned subsidiaries of First Capital Realty Inc.
3. Includes (i) 4,582,792 shares of common stock owned by M.G.N. (USA), Inc. and (ii) 3,540,610 shares of common stock owned by Gazit (1995), Inc., both of which are a wholly-owned subsidiaries of Gazit-Globe
         (1982), Ltd.
4. Includes 3,440,156 shares of common stock owned by Alony Hetz Properties & Investments, Ltd. which Mr. Hetz may be deemed to control.
5. Includes 30,000 shares of common stock issuable to Mr. Valero upon the exercise of options which are currently exercisable.
6. Includes 43,750 shares of common stock issuable to Mr. Merkur upon the exercise of options which are currently exercisable.
7. Includes 25,500 shares of common stock issuable to Mr. Ben-Ozer upon the exercise of options which are currently exercisable.
8. Includes 25,500 shares of common stock issuable to Mr. Pilpel upon the exercise of options which are currently exercisable.
9. Includes 19,000 shares of common stock issuable to Mr. Cooney upon the exercise of options which are currently exercisable.
10. Includes 16,000 shares of common stock issuable to Mr. Chase upon the exercise of options which are currently exercisable.
11. Includes 15,000 shares of common stock issuable to Ms. Miller upon the exercise of options which are currently exercisable.
12.      See footnotes (1) through (11) above.

                       PROPOSAL 1 -- ELECTION OF DIRECTORS

DIRECTORS STANDING FOR ELECTION

         Our board of directors is divided into three classes: Class A, Class B and Class C. Each director serves for a term ending at the third annual meeting of the stockholders following the annual meeting at which he or she was elected, except that any director appointed by the board of directors serves, subject to election by the stockholders at the next annual meeting after being appointed, for a term ending at the annual meeting of stockholders at which the term of the class to which the director was appointed ends. Each director serves until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

         The board of directors has no reason to believe that the nominees will refuse or be unable to accept election; however, in the event that any nominee is unable to accept election or if any other unforeseen contingencies should arise, each proxy that does not direct otherwise will be voted for other persons as may be designated by the board of directors.

         CLASS A DIRECTORS. Class A directors are to be elected at the 2002 annual meeting for a term to expire at the 2005 annual meeting of stockholders. The board of directors has nominated the following individuals to stand for election , each of whom currently serves as our director, and proxies representing our common stock will be voted for them absent contrary instructions:

                              Peter Linneman, Ph.D.
                               Shaiy Pilpel, Ph.D.

         For additional information regarding the Class A Directors, including a description of their business experience, please see "Management -- Executive Officers and Directors" beginning on page 6. Ronald Chase, a current Class A Director, will not be seeking re-election to our board.

DIRECTORS CONTINUING IN OFFICE

         CLASS B DIRECTORS. The terms of the following Class B Directors expire at the annual meeting of stockholders in 2003:

                                  Noam Ben-Ozer
                                  Chaim Katzman
                                  Doron Valero

         CLASS C DIRECTORS. The terms of the following Class C Directors expire at the annual meeting of stockholders in 2004:

                                Robert L. Cooney
                                   Nathan Hetz
                                   Dori Segal

         For additional information regarding the Class B and Class C Directors, including a description of their business experience, please see "Management - Executive Officers and Directors" beginning on page 6.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

         Our executive officers and directors are as follows:

                  NAME                    AGE                            POSITION
             -------------              -------    -------------------------------------------------
             Chaim Katzman                52       Chairman of the Board and Chief Executive Officer
             Doron Valero                 45       President, Chief Operating Officer and Director
             Howard M. Sipzner            40       Chief Financial Officer and Treasurer
             Alan Merkur                  52       Vice President and Head of Acquisitions
             Barbara Miller               51       Vice President and Head of Property Management
             Alan J. Marcus               45       Secretary
             Noam Ben-Ozer                38       Director
             Ronald S. Chase              58       Director
             Robert L. Cooney             68       Director
             Nathan Hetz                  49       Director
             Peter Linneman               51       Director
             Shaiy Pilpel                 52       Director
             Dori Segal                   40       Director

         CHAIM KATZMAN has served as our Chairman of our Board and our Chief Executive Officer, and until November 2000, as our President, since our formation in 1992. Mr. Katzman has been involved in the purchase, development and management of commercial and residential real estate in the southeastern United States since 1980. Mr. Katzman purchased the controlling interest of Gazit Inc., a publicly-traded company listed on the Tel-Aviv Stock Exchange, and one of our principal, indirect stockholders, in May 1991, has served as its Chairman of the Board and Chief Executive Officer since that time, and remains its largest stockholder. Mr. Katzman has served as a director of Gazit-Globe
(1982), Ltd., a publicly-traded real estate investment company listed on the Tel-Aviv Stock Exchange and one of our principal, direct and indirect stockholders, since 1994 and as its Chairman since 1998. Mr. Katzman also serves as non-executive Chairman of the Board of First Capital Realty Inc., an Ontario real estate company the common stock of which is listed on the Toronto Stock Exchange and which is one of our principal, indirect stockholders. Mr. Katzman received an LL.B. from Tel Aviv University Law School in 1973. Mr. Katzman is a member of the National Association of Real Estate Investment Trusts, or NAREIT, and the International Council of Shopping Centers, or ICSC.

         DORON VALERO has served as our Senior Vice President, Chief Operating Officer and as a director since 1994, and was elected as our President in November 2000. Prior to joining us, Mr. Valero served as President and Chief Executive Officer of Global Fund Investment, Inc., a real estate investment and management company, from 1990 to 1993. A licensed mortgage broker in Florida, Mr. Valero is a member of NAREIT and ICSC. Mr. Valero received a B.S.E. from Nova University in 1986.

         HOWARD M SIPZNER has served as our Chief Financial Officer since 1999 and has served as our Treasurer since 2000. Prior to joining us, Mr. Sipzner served as Vice President of Chase Securities, Inc. from 1987 to 1999. Mr. Sipzner received a B.A. from Queens College, City University of New York and an M.B.A. from the Harvard Business School.

         ALAN MERKUR has served as our Vice President and Head of Acquisitions since 2000. Prior to joining us, Mr. Merkur served as President of Dartmouth Realty Corp. from 1997 to 1999. From 1995 to 1997, he served as Regional Head of the Fort Lauderdale office for a joint venture between Goldman Sachs and J.E. Roberts. Mr. Merkur received a B.A. from City College of New York and a Certificate of Real Estate from New York University.

         BARBARA MILLER has served as our Vice President and Head of Property Management since September 2000 and has served in various management positions with us since 1994. Prior to joining us, Ms. Miller served as Regional Property Manager of Sofran Group, a real estate developer, from 1988 to 1994.

         ALAN J. MARCUS has served as our Secretary since 1996. Mr. Marcus is the founding member of Alan J. Marcus, P.A., a law firm specializing in real estate matters, and has been a member there for more than five years. Mr. Marcus received a B.A., J.D. and an L.L.M. in Taxation from the University of Miami.

         NOAM BEN-OZER was appointed as a director in 1996. Most recently, Mr. Ben-Ozer co-founded iPhrase Technologies, Inc., a software company, where he currently serves as Chairman of the Board. From 1994 to 1999, Mr. Ben-Ozer served as a consultant for Bain & Company, a management consulting company. From 1993 to 1994, Mr. Ben-Ozer served as an outside consultant to Lernout & Hauspie Speech Products. Mr. Ben-Ozer is a certified public accountant in Israel, and received an M.B.A. from the Harvard Business School.

         ROBERT L. COONEY was appointed as a director in November 1997. He currently serves as a partner of Cooney, Schroeder & Co., a private financial consulting firm he founded in February 1997. From 1977 until January 1997, Mr. Cooney was Managing Director, Equity Capital Markets at Credit Suisse First Boston. He currently serves as a director of Edison Control Corporation, a NASDAQ OTC Bulletin Board company, which manufactures and distributes systems of pipes, couplings, hoses and other equipment used in pumping concrete. Mr. Cooney also serves as a director of Hoenig Group Inc., a Nasdaq National Market listed company that provides global securities brokerage, marketing and distribution of proprietary and independent research and other services to institutional investors. Mr. Cooney is a graduate from the College of the Holy Cross and received an M.B.A. from the Harvard Business School.

         NATHAN HETZ was appointed as a director in November 2000. We and several of our stockholders have agreed pursuant to a shareholders agreement, that as long as Alony Hetz Properties & Investments, Ltd., an Israeli corporation that specializes in real estate investments in Great Britain, Canada and the United States, the shares of which are publicly traded on the Tel Aviv Stock Exchange and one of our principal, indirect stockholders, or its affiliates own three percent of our common stock, it may designate one nominee for election to our board of directors. Alony Hetz has chosen Mr. Hetz as its nominee pursuant to this agreement. Since November 1990, Mr. Hetz has served as the Chief Executive Officer and is a principal shareholder of Alony Hetz Properties & Investments, Ltd. Mr. Hetz also served until the end of 2000 on the board of United Mizrahi Bank Ltd., one of Israel's leading banks and currently serves on the board of First Capital Realty Inc. Mr. Hetz received a B.A. in accounting from Tel-Aviv University in Israel and is a certified public accountant in Israel.

         PETER LINNEMAN, PH.D. was appointed as a director in November 2000. Since 1979, Dr. Linneman has been the Albert Sussman Professor of Real Estate, Finance and Public Policy at the University of Pennsylvania, Wharton School of Business. Dr. Linneman has been actively involved in corporate governance, strategy, and operation for over twenty years. During the period spanning 1993 to the present, he has served on the board of directors of Rockefeller Center Properties, including serving as its Chairman from 1995 to 1996, Gable Residential Properties, Kranzco Realty Trust, Albert Abela Group, Sunbelt Properties, Crosland Group and GMFS, and is currently serving as a board member of the last three. Dr. Linneman holds both masters and doctorate degrees in economics from the University of Chicago, and is the principal of Linneman Associates, a real estate advisory firm.

         SHAIY PILPEL, PH.D. has served as one of our directors since 1996. Dr. Pilpel is the President of Patten Model, Ltd., a financial modeling firm. From 1996 to 2001, he headed the trading operations at Wexford Management, an investment firm. From 1995 to 1996, Dr. Pilpel was a managing director of Canadian Imperial Bank of Commerce where he headed the Mortgage Arbitrage and Quantitative Strategies proprietary trading group, and prior thereto, a portfolio manager for Steinhardt Partners. Dr. Pilpel received a B.S. in mathematics and B.A. in philosophy from Tel Aviv University, an M.Sc. in mathematics from the Hebrew University in Jerusalem, a Ph.D. in Statistics from the University of California at Berkeley and an M.B.A. from Columbia University.

         DORI SEGAL was appointed as a director in November 2000. Mr. Segal has served since October 1998 as President of Gazit-Globe (1982), Ltd., one of our principal, direct and indirect stockholders. Since August 2000, Mr. Segal has served as Chief Executive Officer, President and as Vice Chairman of the Board of First Capital Realty Inc. From 1995 to 1998, Mr. Segal served as the President of Gazit (Israel) Ltd., a real estate investment company.

DIRECTORS' COMPENSATION

         Non-employee directors are eligible to receive 2,000 shares of common stock upon their initial election to the board of directors and 2,000 shares of common stock annually on January 1, which shares shall vest according to the following schedule: 1,000 shares on December 31 of the year of the grant and 1,000 shares on December 31 of the following year. In addition, each non-employee director will receive a fee of $1,000 for each board of directors meeting or committee meeting attended in person, plus reimbursement for reasonable expenses incurred in attending the meeting and a fee of $250 for each telephonic meeting attended. Our officers who are directors will not be paid any directors' fees.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and persons who own more than ten percent of their outstanding common stock, to file with the Securities and Exchange Commission, or SEC, initial reports of ownership and reports of changes in ownership of common stock. Such persons are required by SEC regulations to furnish us with copies of all such reports they file.

         To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports are required, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners have been complied with during the fiscal year ended December 31, 2001.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

         During the fiscal year ended December 31, 2001, our board of directors held a total of 15 meetings. Each of our directors attended at least 75% of the aggregate of (i) the number of the meetings of the board of directors which were held during the period that such person served on the board of directors and
(ii) the number of meetings of committees of the board of directors held during the period that such person served on such committee which they were required to attend, except Noam Ben-Ozer and Ronald Chase.

         We have three standing committees: the executive committee, the audit and review committee and the compensation committee. We do not have a nominating committee.

         During the fiscal year ended December 31, 2001, the executive committee was composed of Messrs. Katzman, Valero and Chase. The executive committee is authorized to perform all functions which may be lawfully delegated by the board of directors; provided, however, that the executive committee can only act based on a unanimous vote and may only approve acquisitions of property similar to that in our portfolio requiring an initial equity investment of no more than $15.0 million and acquisitions of vacant land with an initial equity investment of no more than $5.0 million in the aggregate. The executive committee met or took action by consent three times during the year ended December 31, 2001.

         During the fiscal year ended December 31, 2001 the audit and review committee was composed of Messrs. Cooney, Pilpel and Chase. The members of the audit and review committee are independent, as defined under the New York Stock Exchange listing standards. The audit and review committee's functions include reviewing and discussing our unaudited financial statements with our management, recommending to the board of directors the engagement of our independent auditors, reviewing with such auditors the plan and results of their audit of our financial statements, determining the independence of such auditors and discussing with management and the independent auditors the quality and adequacy of our internal controls. The audit and review committee met four times during the year ended December 31, 2001.

         During the fiscal year ended December 31, 2001, the compensation committee was composed of Messrs. Pilpel, Cooney and Chase. The compensation committee's functions consist of administering our 2000 Executive Incentive Compensation Plan and 1995 Stock Option Plan, recommending and approving grants of stock options and restricted securities under the 2000 Executive Incentive Compensation Plan and recommending, reviewing and approving our salary and fringe benefits policies, including compensation of our executive officers. The compensation committee met three times during the year ended December 31, 2001.

                    REPORT OF THE AUDIT AND REVIEW COMMITTEE

         THE FOLLOWING REPORT OF THE AUDIT COMMITTEE DOES NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OF OUR OTHER FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934.

         In accordance with its written charter adopted by our board of directors, the audit and review committee's role is to act on behalf of the board of directors in the oversight of our accounting, auditing and financial reporting practices. The audit committee consists of three members, each of whom is "independent" as that term is defined by in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange's listing standards. A copy of the audit committee's written charter appeared as Appendix A to last year's proxy statement for our 2000 annual meeting.

         Management is responsible for our financial reporting process including our system of internal controls, and for the preparation of our consolidated financial statements in accordance with generally accepted accounting principles. Our independent auditors are responsible for auditing those financial statements. It is the audit and review committee's responsibility to monitor and review these processes. It is not the audit and review committee's duty or responsibility to conduct auditing or accounting reviews or procedures. The audit and review committee does not consist of our employees and it may not be, and may not represent itself to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the audit and review committee has relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent auditors included in their report on our financial statements. The audit and review committee's oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit and review committee's considerations and discussions with management and the independent auditors do not assure that our financial statements are presented in accordance with generally accepted accounting principles, that the audit of our financial statements has been carried out in accordance with generally accepted auditing standards or that our independent accountants are in fact "independent."

         In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements for fiscal 2001 with management including a discussion of the quality of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The audit committee reviewed the financial statements for fiscal 2001 with the independent auditors and discussed with them all of the matters required to be discussed by Statement of Auditing Standards No. 61 (Communications with Audit Committees), as amended, including the auditors' judgments as to the quality, not just the acceptability, of our accounting principles. In addition, the audit committee has received the written disclosures and the letter from the independent auditors required by Independence Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent auditors their independence from our management and us. Finally, the audit committee has considered whether the provision by the independent auditors of non-audit services to us is compatible with maintaining the auditors' independence. The audit committee discussed with the independent accountants any relationships that may have an impact on their objectivity and independence and satisfied itself as to the accountant's independence.

         Based on the review and discussions with management and the independent accountants, and subject to the limitations on its role and responsibilities described above, the audit committee recommended to our board of directors, and the board of directors has approved, that the audited financial statements be included in our Annual Report on Form 10-K/A for the year ended December 31, 2001, as filed with the Securities and Exchange Commission on March 18, 2002. The undersigned members of the audit committee have submitted this report to us.

                    MEMBERS OF THE AUDIT AND REVIEW COMMITTEE

                                  Robert Cooney
                                  Ronald Chase
                                  Shaiy Pilpel

                      REPORT OF THE COMPENSATION COMMITTEE

         THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE DOES NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OF OUR OTHER FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934.

OUR POLICY REGARDING EXECUTIVE COMPENSATION

         The compensation committee is generally responsible for determining the compensation of our executive officers. The compensation committee's general philosophy with respect to the compensation of our executive officers is to offer competitive compensation programs designed to:

            o attract and retain key executives critical to our long-term success;
            o  reward the executive's contribution and personal performance; and
            o  align the interests of our executives with our stockholders.

COMPONENTS OF EXECUTIVE COMPENSATION

         The three components of our executive compensation program are base salary, cash bonus and long-term incentive compensation consisting of options and/or grants of restricted stock.

         BASE SALARY. In addition to complying with the executive compensation policy and to the requirements of applicable employment agreements, compensation for each of the executive officers for 2001 was based on the executive's duties and responsibilities, our performance, both financial and otherwise, and the success of the executive in developing and executing our business plan.

         BONUS. Some of our executive officers received cash bonuses for fiscal 2001 ranging from approximately 20% to 75% of base salary based on the degree of our achievement of our financial and other objectives. Since 2000, the compensation committee has established a bonus deferral plan, whereby each executive officer may elect to receive restricted common stock at a 15% discount to the fair market value of the common stock in lieu of all or some of his or her cash bonus. Restricted common stock granted through the bonus deferral plan will vest 50% on the first anniversary of the grant date and 50% on the second anniversary of the grant date. If the executive terminates his or her employment with us, the unvested portion of any restricted common stock received under the bonus deferral plan would be forfeited.

         STOCK OPTIONS AND RESTRICTED STOCK. The compensation committee believes that stock options and grants of restricted stock are important long-term incentives to our executive officers to remain with us and to improve our financial performance. The 2000 Executive Incentive Compensation Plan enables the compensation committee to designate grants of stock options and restricted stock to executive officers and employees to better align their interests with those of the stockholders. During the year ended December 31, 2001, the compensation committee awarded 128,600 shares of restricted stock to 26 of our employees and awarded options to purchase 175,000 shares of common stock to one employee. In determining grants of stock options and restricted stock, the compensation committee considers a number of factors, including the employee's position, responsibilities and performance, the number of outstanding stock or options held by the employee and competitive practices of other companies generally.

OUR POLICY REGARDING OUR CHIEF EXECUTIVE OFFICER'S COMPENSATION

         We base our chief executive officer's compensation on the same philosophy and policies as for all other executive officers. Our chief executive officer has a compensation program that is generally governed by his employment agreement and combines base salary, cash bonuses and long-term incentive compensation, consisting of grants of options and restricted stock. The compensation committee determines his overall compensation based on the growth of our funds from operations per share relative to the growth in funds from operations per share of a peer group of comparable real estate investment trusts. The compensation committee believes that linking a substantial portion of the chief executive officer's total compensation to our performance will more closely align the interests of the chief executive officer and our stockholders. The overall levels of compensation are influenced to a degree, by the compensation practices of publicly-traded REITs of a comparable size and scope.

INTERNAL REVENUE CODE LIMITS ON DEDUCTIBILITY OF COMPENSATION

         Section 162(m) of the U.S. Internal Revenue Code limits the tax deductibility by a corporation of compensation in excess of $1 million paid to the chief executive officer and any other of its four most highly compensated executive officers. However, compensation which qualifies as "performance-based" is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by shareholders. The compensation committee does not presently expect total cash compensation payable for salaries to exceed the $1 million limit for any individual executive. Having considered the requirements of Section 162(m), the compensation committee believes that stock option grants to date meet the requirement that such grants be "performance-based" and are, therefore, exempt from the limitations on deductibility. The compensation committee will continue to monitor the compensation levels potentially payable under our cash compensation programs, but intends to retain the flexibility necessary to provide total cash compensation in line with competitive practice, our compensation philosophy, and our best interests.

                      MEMBERS OF THE COMPENSATION COMMITTEE

                                  Robert Cooney
                                  Ronald Chase
                                  Shaiy Pilpel

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following compensation table sets forth, for the fiscal years ended December 31, 1999, 2000 and 2001, the cash and certain other compensation paid or accrued by us to our chief executive officer and the four other mostly highly compensated executive officers whose total 2001 salary and bonus exceeded $100,000, collectively referred to as the "named executive officers":

                                                   ANNUAL COMPENSATION                 LONG-TERM COMPENSATION
                                         ----------------------------------------    ---------------------------
                                                                     OTHER ANNUAL     RESTRICTED      SECURITIES
NAME AND PRINCIPAL                                                   COMPENSATION    STOCK AWARDS     UNDERLYING
POSITION                        YEAR      SALARY         BONUS            (1)            (2)           OPTIONS
--------------------------      ----     --------     ------------    -----------    -------------  ----------
 Chaim Katzman                  2001     $302,965          $52 (3)    $40,089 (3)    $267,261  (3)           --
     Chairman of the Board      2000     $293,562         $933 (4)    $38,714 (4)    $717,936  (4)           --
     and Chief Executive        1999     $286,000     $118,254             --                                --
     Officer

 Doron Valero                   2001     $227,217      $70,735 (5)    $17,590 (5)    $117,268 (5)            --
     President and              2000     $220,171         $440 (6)    $29,074 (6)    $653,672 (6)            --
     Chief Operating Officer    1999     $214,000      $88,690             --              --                --

 Howard Sipzner                 2001     $189,091      $42,146 (7)    $17,590 (7)    $358,911 (7)            --
     Chief Financial Officer    2000     $175,667      $14,324 (8)    $20,738 (8)    $324,370 (8)       175,000
     Officer and Treasurer      1999      $56,667      $71,066             --         $23,788 (9)            --

 Alan Merkur                    2001     $150,000      $73,298 (10)   $10,226 (10)   $142,945 (10)      175,000
     Vice President and         2000     $129,792      $90,215 (11)    $9,173 (11)    $80,592 (11)           --
     Director of                1999     $116,000      $51,713             --              --                --
     Acquisitions

 Barbara Miller                 2001     $100,000      $35,000             --         $49,844 (12)           --
     Vice President and         2000      $93,982         $251 (13)    $2,021 (13)     13,475 (13)           --
     Head of Property           1999           --           --             --              --                --
     Management


-------------------------------
1. These amounts represent the dollar value of the difference between the price paid by the named executive officer for the common stock pursuant to the bonus deferral plan established by the compensation committee of the board, whereby the named executive officer may elect to receive restricted common stock at a 15% discount to the fair market value of the common stock in lieu of a cash bonus, and the fair market value of the common stock on the day of the purchase. The aggregate amount of any other perquisite and benefit is less than the lesser of $50,000 or 10% of the named executive officer's annual salary and bonus and is therefore omitted.

2. Represents the dollar value of restricted share awards made during the indicated year calculated by multiplying the average of the high and low price of our common stock on the date of the grant of the award by the number of shares awarded. This valuation does not take into account the diminution in value attributable to the restrictions applicable to the common shares. Restricted share awards typically vest over a two to three year period. In the event of a change of control, the compensation committee of our board may accelerate the lapsing of restrictions or the expiration of vesting periods of any award of restricted stock. A change of control is defined under the 2000 Executive Incentive Compensation Plan as summarized below under the caption "Summary of our 2000 Executive Incentive Compensation Plan, as Amended." The number and value of the aggregate restricted share holdings of each named executive officer as of December 31, 2001, based on an average of its high and low stock price of $13.635 per share, were as follows:


                                      NUMBER OF RESTRICTED     VALUE AT DECEMBER
                      NAME             COMMON SHARE AWARDS         31, 2001
             ---------------------    --------------------     -----------------

             Chaim Katzman........           39,900                $544,037
             Doron Valero.........           33,700                $459,500
             Howard Sipzner.......           33,264                $453,555
             Alan Merkur..........           10,900                $148,622
             Barbara Miller.......             4,633                 $63,171

      Distributions are paid on all restricted common stock awards at the same rate as on unrestricted common shares.

3. Mr. Katzman elected to defer receipt of $227,172 of his $227,224 bonus by electing to receive 19,600 shares of restricted common stock at a 15% discount to the fair market value (90 day average closing price) on March 25, 2002 in accordance with the bonus deferral plan established by the compensation committee of the board. The shares vest 50% on each of March 31, 2003 and March 31, 2004. The 15% discount is shown as Other Annual Compensation.

4. Mr. Katzman elected to defer receipt of $219,238 of his $220,171 bonus by electing to receive 24,900 shares of restricted common stock at a 15% discount to the fair market value (90 day average closing price) on March 26, 2001 in accordance with the bonus deferral plan established by the compensation committee of the board. 12,450 of these shares vested on March 31, 2002 and the remaining 12,450 will vest on March 31, 2003. The 15% discount is shown as Other Annual Compensation. Also includes 45,000 shares of restricted stock which were awarded to Mr. Katzman as additional compensation by the board of directors on January 1, 2000. 15,000 of these shares vested on each of December 31, 2000 and December 31, 2001 and the remaining 15,000 shares vest on December 31, 2002.

5. Mr. Valero elected to defer receipt of $99,678 of his $170,413 bonus by electing to receive 8,600 shares of restricted common stock at a 15% discount to the fair market value (90 day average closing price) on March 25, 2002 in accordance with the bonus deferral plan established by the compensation committee of the board. The shares vest 50% on each of March 31, 2003 and March 3, 2004. The 15% discount is shown as Other Annual Compensation.

6. Mr. Valero elected to defer receipt of $164,689 of his $165,129 bonus by electing to receive 18,700 shares of restricted common stock at a 15% discount to the fair market value (90 day average closing price) on March 26, 2001 in accordance with the bonus deferral plan established by the compensation committee of the board. 9,350 of these shares vested on March 31, 2002 and the remaining 9,350 will vest on March 31, 2003. The 15% discount is shown as Other Annual Compensation. Also includes 45,000 shares of restricted stock which were awarded to Mr. Valero as additional compensation by the board of directors on January 1, 2000. 15,000 of these shares vested on each of December 31, 2000 and December 31, 2001 and the remaining 15,000 shares will vest on December 31, 2002.

7. Mr. Sipzner elected to defer receipt of $99,672 of his $141,818 bonus by electing to receive 8,600 shares of restricted common stock at a 15% discount to the fair market value (average of high and low trading price) on December 31, 2001 in accordance with the terms of his employment agreement. The shares vest 50% on each of March 31, 2003 and March 31, 2004. The 15% discount is shown as Other Annual Compensation. Also includes 18,000 shares of restricted stock which were awarded on March 28, 2002 to Mr. Sipzner as a long-term compensation award for 2001. These shares will vest 50% on each of March 27, 2003 and March 27, 2004.

8. Mr. Sipzner elected to defer receipt of $117,426 of his $131,750 bonus by electing to receive 14,000 shares of restricted common stock at a 15% discount to the fair market value (average of high and low trading price) on December 29, 2000 in accordance with the terms of his employment agreement. 7,000 of these shares vested on March 19, 2002 and the remaining 7,000 shares will vest on March 19, 2003. The 15% discount is shown as Other Annual Compensation. Also includes 18,000 shares of restricted stock which were awarded on March 15, 2001 to Mr. Sipzner as a long-term compensation award for 2000. 9,000 of these shares vested on March 14, 2002 and the remaining 9,000 shares will vest on March 14, 2003.

9. Reflects 2,529 shares of restricted stock which were awarded on March 15, 2000 to Mr. Sipzner as a long-term compensation award for 1999. 1,265 of these shares vested on March 15, 2001 and the remaining 1,264 shares vested on March 15, 2002.

10. Mr. Merkur elected to defer receipt of $57,952 of his $131,250 bonus by electing to receive 5,000 shares of common stock at a 15% discount to the fair market value (90 days average closing price) on March 25, 2002 in accordance with the bonus deferral plan established by the compensation committee of the board. The shares vest 50% on each of March 31, 2003 and March 31, 2004. The 15% discount is shown as Other Annual Compensation. Also includes 7,500 shares of restricted stock which were awarded on January 1, 2001 to Mr. Merkur as additional compensation by the board of directors. 2,500 of these shares vested on December 31, 2001 and 2,500 shares will vest on each of December 31, 2002 and December 31, 2003.

11. Mr. Merkur elected to defer receipt of $51,973 of his $117,188 bonus by electing to receive 5,900 shares of restricted common stock at a 15% discount to the fair market value (90 day average closing price) on March 26, 2001 in accordance with the bonus deferral plan established by the compensation committee of the board. 2,950 of these shares vested on March 31, 2002 and the remaining 2,950 shares will vest on March 31, 2003. The 15% discount is shown as Other Annual Compensation. Also includes 2,000 shares of restricted stock which were awarded to Mr. Merkur as additional compensation by the board of directors on July 1, 2000. 1,000 of these shares vested on December 31, 2000, and 1,000 shares vested on December 31, 2001. Mr. Merkur received an additional $25,000 cash bonus in lieu of certain options to purchase common stock which options he elected to not receive.

12. Reflects 5,000 shares of restricted stock which were awarded on January 1, 2001 to Ms. Miller as additional compensation. 1,667 of these shares vested on December 31, 2001 and 1,667 shares will vest on December 31, 2002 and the remaining 1,666 shares will vest on December 31, 2003.

13. Ms. Miller elected to defer receipt of $11,416 of her $11,667 bonus by electing to receive 1,300 shares of restricted common stock at a 15% discount to the fair market value (90 day average closing price) on March 24, 2001 in accordance with the bonus deferred plan established by the compensation committee of the board. 650 of these shares vested on March 31, 2002 and the remaining 650 shares will vest on March 31, 2003. The 15% discount is shown in other Annual Compensation.

OPTION GRANTS IN FISCAL 2001

         The following table sets forth each grant of stock options during the fiscal year ended December 31, 2001 to each of the named executive officers. No stock appreciation rights were granted to these individuals during that year.

                                                                                             POTENTIAL REALIZABLE VALUE
                                                                                              AT ASSUMED ANNUAL RATES
                                                                                           OF STOCK PRICE APPRECIATION
                                                      INDIVIDUAL GRANTS                         FOR OPTION TERM (1)
                                    ---------------------------------------------------    -----------------------------
                                     NUMBER OF  % OF TOTAL
                                    SECURITIES    OPTIONS       EXERCISE
                                    UNDERLYING   GRANTED TO     OR BASE
                                      OPTIONS   EMPLOYEES IN   PRICE (PER    EXPIRATION
               NAME                   GRANTED   FISCAL YEAR      SHARE)         DATE             5%             10%
------------------------------      ----------  -----------    -----------   ----------    ------------      -----------
Chaim Katzman.................          --           --            --            --             --              --
Doron Valero..................          --           --            --            --             --              --
Howard Sipzner................          --           --            --            --             --              --
Alan Merkur...................        175,000        100%        $10.00       3/31/2010      $1,032,695      $2,479,569
Barbara Miller................          --           --            --            --             --              --

----------------
(1) Potential realizable value is based on the assumption that the common stock price appreciates at the annual rate shown, compounded annually, from the date of grant until the end of the option term. The amounts have been calculated based on the requirements promulgated by the Securities and Exchange Commission. The actual value, if any, a named executive officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, if the executive were to sell the shares on the date of exercise. Therefore, there is no assurance that the value realized will be equal to or near the potential realizable value as calculated in this table.

AGGREGATED OPTION EXERCISES IN 2001 AND FISCAL YEAR-END OPTION VALUE TABLE

         The following table sets forth certain information concerning the exercise of stock options by the named executive officers during the fiscal year ended December 31, 2001 and unexercised stock options held by the named executive officers as of December 31, 2001.

                                                              NUMBER OF SECURITIES
                                                             UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                               OPTIONS HELD AS OF        IN-THE-MONEY OPTIONS AS OF
                                 SHARES                        DECEMBER 31, 2001            DECEMBER 31, 2001 (2)
                              ACQUIRED ON      VALUE      ---------------------------   ----------------------------
            NAME                EXERCISE    REALIZED (1)  EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
---------------------         -----------   ------------  -----------   -------------   -----------    -------------
Chaim Katzman                   287,984       $362,860        --             --             --              --
Doron Valero                    215,347       $271,337       30,000          --           $40,950           --
Howard Sipzner                    --            --           87,500         87,500        $336,000       $336,000
Alan Merkur                       --            --            --           175,000          --           $654,500
Barbara Miller                    --            --           15,000          --           $56,100           --

--------------------

(1) In accordance with SEC rules, value realized is the difference between the exercise price of $10.00 per share and the fair market value on the exercise date of $11.26 per share multiplied by the number of shares acquired upon the exercise of options.
(2) Value of unexercised in-the-money options is the sum of the value of each option granted, calculated on a grant by grant basis. The value of each option is equal to of the product of the number of shares that could be acquired upon the exercise of unexercised options as of the end of 2001 multiplied by the difference between the exercise price for the grant and the year-end market price, of $13.74 per share, excluding grants for which the difference is equal to or less than zero.

EMPLOYMENT CONTRACTS

         We have entered into employment agreements with Chaim Katzman, our chairman of the board and chief executive officer, and Doron Valero, our president and chief operating officer, each of which expires on December 31, 2002. Each of these employment agreements is automatically renewable for an additional seven-year term unless either party gives written notice of an intent not to renew. Pursuant to their employment agreements, Messrs. Katzman and Valero received initial base salaries of $240,000 and $180,000, respectively, which base salary is increased annually by the consumer price index for the year immediately preceding each anniversary of the agreements. Their employment agreements provide that they may receive a bonus as determined by our board of directors. In the event Messrs. Katzman's or Valero's employment is terminated by us "without cause," as defined in their employment agreement, they will receive all base compensation due under the remaining term of the employment agreement, all stock options held by them will vest, and they will be reimbursed for any legal fees and expenses incurred by them as a result of such termination. Mr. Katzman's employment agreement also provides that upon termination without cause, or upon the occurrence of a change in control, Mr. Katzman will receive a severance payment equal to two years of his current salary and a "put" option to tender all of his shares of our stock to us at a specified price.

         Effective September 1, 1999, we entered into an employment agreement with Howard Sipzner, our chief financial officer and treasurer, which expires on August 31, 2003. Mr. Sipzner's employment agreement is automatically renewable for successive one-year terms unless either party gives written notice of the intent not to renew prior to a certain date established in the agreement. Pursuant to his employment agreement, Mr. Sipzner initially received an annual base salary of $170,000 which, by the terms of the agreement, was increased to $187,000 after one year from the effective date of the agreement. This annual base salary increases annually by the rate of increase of the consumer price index for the prior year. His employment agreement provides that he shall receive a cash bonus and a restricted common stock bonus based upon our performance relative to that of a peer group of real estate investment trusts. In the event Mr. Sipzner's employment is terminated by us "without cause," as defined in his employment agreement, Mr. Sipzner will receive: his base salary for 180 days from the date of such termination; his incentive compensation calculated through the end of the 180-day period; a lump sum payment equal to the incentive compensation paid in the preceding year plus the greater of (a) the prior year's base salary, or (b) one-half of the remaining base salary through the end of the initial term of the agreement; and vesting of all restricted stock granted to him.

EMPLOYEE BENEFIT PLANS

         1995 STOCK OPTION PLAN. Our board of directors adopted, and our stockholders approved, a 1995 Stock Option Plan. Although we have exhausted the number of shares available for issuance under this plan and therefore cannot grant any additional awards thereunder, options to purchase 409,169 shares were outstanding as of April 1, 2002. We have reserved 1,000,000 shares of common stock for issuance under the plan.

         The plan requires that the exercise price for stock options granted under the plan be determined by the compensation committee at the time of grant. The exercise price may be paid in cash or, at the discretion of the committee, in outstanding shares of common stock, or by any combination of both.

         If a merger, reorganization or other event occurs that affects the common stock so that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of the participants in the plan, the committee is authorized to adjust the outstanding options, including adjustments to exercise prices of options and other affected terms of options. The committee is also authorized to adjust performance conditions and other terms of options in response to these kinds of events or in response to changes in applicable laws, regulations or accounting principles.

         2000 EXECUTIVE INCENTIVE COMPENSATION PLAN. Our board of directors adopted our 2000 Executive Incentive Compensation Plan in April 2000 and our shareholders approved the adoption of the plan in June 2000. We have reserved 1,000,000 shares of common stock for issuance under the plan as of April 1, 2001, of which options to purchase 128,331 shares were outstanding as of that date. In addition, we have issued 229,929 shares of restricted stock under the plan as of that date. There remain 641,740 shares of common stock available for issuance under the plan. Under the plan, officers, employees, members of the board of directors and independent contractors are eligible to receive awards. The types of awards that may be made under the plan are grants of stock options, stock appreciation rights, or SARs, restricted stock, deferred stock, other property. Options may be either incentive stock options that qualify for favorable tax treatment for the optionee under Section 422 of the Internal Revenue Code of 1986 or nonqualified stock options. If shares awarded under the plan are forfeited, then those shares will again become available for new awards under the plan. The maximum amount that may be paid out as an annual incentive award or other cash award in any fiscal year is limited to $2,000,000 per person, and the maximum amount that may be earned as a performance award or other cash award in respect of a performance period is $5,000,000 per person.

         The compensation committee of our board of directors administers the plan. The committee has complete discretion to make all decisions relating to the interpretation and operation of the plan, including the discretion to determine which eligible individuals are to receive any award, and to determine the type, number, vesting requirements and other features and conditions of each award.

         The exercise price for incentive stock options granted under the plan may not be less than 100% of the fair market value of the common stock on the option grant date. Unless otherwise determined by the committee, the fair market value of our common stock is the closing sales price per share as reported on the New York Stock Exchange on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported. The exercise price may be paid in cash or by other means, including a cashless exercise method as determined by the compensation committee.

         The plan includes an automatic grant program for our non-employee directors. Under the plan, non-employee directors are automatically granted 2,000 shares of restricted stock upon their initial election to the board of directors and 2,000 shares of restricted stock each year on January 1. Each award will vest in two equal installments of 1,000 shares of common stock on the first and second December 31 after the date on which the shares of restricted stock were granted.

         Our board of directors may amend or terminate our plan at any time. If the board amends the plan, stockholder approval of the amendment will be sought only if required by an applicable law. The plan will continue in effect indefinitely unless the board decides to terminate the plan earlier, or until such time as there are no shares of our common stock that remain available for issuance under the plan.

                                PERFORMANCE GRAPH

         The following graph compares the performance of our common stock with the Russell 2000 Index and the NAREIT All Equity Index, each as provided by SNL Securities L.C., between May 14, 1998, the date of the initial public offering of our common stock, and December 31, 2001. The graph assumes that $100 was invested on May 14, 1998 in our common stock, the Russell 2000 Index and the NAREIT All Equity REIT Index, or NAREIT Index, and that all dividends were reinvested. The lines represent semi-annual index levels derived from compounded daily returns. The indices are re-weighted daily, using the market capitalization on the previous tracking day. If the semi-annual interval is not a trading day, the preceding trading day is used.




                                (GRAPHIC OMITTED)



                                                   PERFORMANCE DATA
-----------------------------------------------------------------------------------------------------------------------
    INDEX         05/14/98   06/30/98   12/31/98    06/30/99    12/31/99   06/30/00    12/31/00   06/30/01    12/31/01
-----------------------------------------------------------------------------------------------------------------------
Equity One, Inc.   100.0       96.5       91.3       104.9       116.6       113.4      123.2       146.9      187.6
Russell 2000       100.0       96.2       89.4        97.7       108.4       111.7      105.1       112.4      107.7
NAREIT Index       100.0       99.0       86.0        90.1        82.0       93.0       103.6       115.5      118.1

       PROPOSAL 2-- ADOPTION OF AMENDMENTS TO OUR 2000 EXECUTIVE INCENTIVE
                                COMPENSATION PLAN

BACKGROUND AND PURPOSE

         Our board of directors and stockholders adopted our 2000 Executive Incentive Compensation Plan in April 2000 and June 2000 to assist us and our subsidiaries in attracting, motivating, retaining and rewarding employees, officers, directors and independent contractors by enabling these persons to acquire or increase a proprietary interest in us in order to strengthen the mutuality of interests between these persons and our stockholders, and providing such persons with annual and long term performance incentives to expend their maximum efforts in the creation of stockholder value. The terms of the plan provide for grants of stock options, stock appreciation rights, or SARs, restricted stock, deferred stock, other stock-related awards and performance or annual incentive awards that may be settled in cash, stock or other property, which are collectively defined as the awards. The effective date of the plan is April 24, 2000. On April 22, 2002 the board of directors adopted a resolution to amend the plan, subject to the approval of our stockholders at the 2002 annual meeting.

         Stockholder approval of an amendment to the plan is required:

            o to comply with certain exclusions from the limitations of Section 162(m) of the Internal Revenue Code of 1986, as amended, which are further described below;
            o in order for the 2000 plan to be eligible under the "plan lender" exemption from the margin requirements of Regulation G promulgated under the Securities Exchange Act of 1934, as amended; and
            o  by the rules of the New York Stock Exchange.

SUMMARY OF PROPOSED PLAN CHANGES

         If the amendment to our plan is adopted by our stockholders, the number of shares of common stock reserved and available for delivery in connection with awards under the plan will be increased from 1,000,000 shares to 2,500,000 shares.

REASONS FOR CHANGES TO THE 2000 PLAN

         Our board of directors believes that the number of shares currently available under the plan may be insufficient in light of the continued growth in our operations, including potential increases in the number of employees if and to the extent we complete acquisitions of other companies or businesses. If we did not have sufficient available shares under the plan, our ability to adequately compensate our employees without utilizing cash and other funds which could otherwise be used with respect to our growing operations would be unduly restricted. As a result, our board of directors has determined that it is in our best interests to increase the number of shares available for issuance in the aggregate so that we will be able to continue to use stock options and other equity awards to reward, retain and attract qualified employees.

SUMMARY OF OUR 2000 EXECUTIVE INCENTIVE COMPENSATION PLAN, AS AMENDED

         The terms of the plan provide for grants of stock options, SARs, restricted stock, deferred stock, other stock-related awards and performance or annual incentive awards that may be settled in cash, stock or other property. The following is a summary of certain principal features of the amended plan. This summary is qualified in its entirety by reference to the complete text of the plan, as amended, which is attached to this proxy statement as "APPENDIX A." Stockholders are urged to read the actual text of the plan in its entirety.

         SHARES AVAILABLE FOR AWARDS; ANNUAL PER-PERSON LIMITATIONS. Under the plan, the total number of shares of common stock that may be subject to the granting of awards at any time during its term shall be equal to 2,500,000 shares, plus the number of shares with respect to which awards previously granted under the plan that terminate without being exercised, and the number of shares that are surrendered in payment of any awards or any tax withholding requirements.

         In addition, the plan imposes individual limitations on the amount of certain awards in part to comply with Code Section 162(m). Under these limitations, during any fiscal year the number of options, SARs, restricted shares of common stock, deferred shares of common stock, shares as a bonus or in lieu of other of our obligations, and other stock-based awards granted to any one participant may not exceed 500,000 shares for each type of such award, subject to adjustment in certain circumstances. The maximum amount that may be paid out as an annual incentive award or other cash award in any fiscal year to any one participant is $2,000,000, and the maximum amount that may be earned as a performance award or other cash award in respect of a performance period by any one participant is $5,000,000.

         The compensation committee is authorized to adjust the limitations described in the two preceding paragraphs and is authorized to adjust outstanding awards, including adjustments to exercise prices of options and other affected terms of awards, in the event that a recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects the common stock so that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants. The compensation committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or in response to changes in applicable laws, regulations or accounting principles.

         ELIGIBILITY. The persons eligible to receive awards under the plan are our officers, directors, employees and independent contractors. An employee on leave of absence may be considered as still in our employ for purposes of eligibility for participation in the plan.

         ADMINISTRATION. The compensation committee of the board of directors has been appointed to administer the plan. Subject to the terms of the plan, the compensation committee, or in the absence of a compensation committee, our board of directors, is authorized to determine the following:

            o  to select eligible persons to receive awards;

            o determine the type and number of awards to be granted and the number of shares of common stock to which awards will relate;
            o specify times at which awards will be exercisable or settleable, including performance conditions that may be required as a condition to exercising the award;
            o  set other terms and conditions of awards;
            o  prescribe forms of award agreements;
            o interpret and specify rules and regulations relating to the plan; and
            o make all other determinations that may be necessary or advisable for the administration of the plan.

         STOCK OPTIONS AND SARS. The compensation committee is authorized to grant stock options, including the following:

            o incentive stock options, or ISOs, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, and
            o SARs entitling the participant to receive the amount by which the fair market value of a share of common stock on the date of exercise, or the change in control price following a change in control, exceeds the grant price of the SAR.

         The exercise price per share of an option and the grant price of an SAR are determined by the compensation committee. In the case of an ISO, the grant price must not be less than the fair market value of a share of common stock on the date of grant. For purposes of the plan, the term "fair market value" means the fair market value of common stock, awards or other property as determined by the compensation committee or under procedures established by the compensation committee. Unless otherwise determined by the compensation committee, the fair market value of common stock as of any given date shall be the closing sales price per share of common stock as reported on the New York Stock Exchange on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported. The maximum term of each option or SAR, the times at which each option or SAR will be exercisable and provisions requiring forfeiture of unexercised options or SARs at or following termination of employment generally are fixed by the compensation committee, except that no option may have a term exceeding ten years. Options may be exercised by payment of the exercise price in cash, shares of common stock, outstanding awards or other property having a fair market value equal to the exercise price, as the compensation committee may determine from time to time. Methods of exercise and settlement and other terms of the SARs are determined by the compensation committee. SARs granted under the plan may include "limited SARs" exercisable for a stated period of time following our change in control, as discussed below.

         RESTRICTED AND DEFERRED STOCK. The compensation committee is authorized to grant restricted stock and deferred stock. Restricted stock is a grant of shares of common stock which may not be sold or disposed of, and which may be forfeited in the event of certain terminations of employment, prior to the end of a restricted period specified by the compensation committee. A participant granted restricted stock generally has all of the rights of our stockholders, unless otherwise determined by the compensation committee. An award of deferred stock confers upon a participant the right to receive shares of common stock at the end of a specified deferral period, subject to possible forfeiture of the award in the event of certain terminations of employment prior to the end of a specified restricted period. Prior to settlement, an award of deferred stock carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

         DIVIDEND EQUIVALENTS. The compensation committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of common stock, other awards or other property equal in value to dividends paid on a specific number of shares of common stock or other periodic payments. Dividend equivalents may be granted alone or in connection with another award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of common stock, awards or otherwise as specified by the compensation committee.

         BONUS STOCK AND AWARDS IN LIEU OF CASH OBLIGATIONS. The compensation committee is authorized to grant shares of common stock as a bonus free of restrictions, or to grant shares of common stock or other awards in lieu of our obligations to pay cash under the plan or other plans or compensatory arrangements, subject to such terms as the compensation committee may specify.

         OTHER STOCK-BASED AWARDS. The compensation committee is authorized to grant awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of common stock. Such awards might include convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of common stock, purchase rights for shares of common stock, awards with value and payment contingent upon our performance or any other factors designated by the compensation committee, and awards valued by reference to the book value of shares of common stock or the value of securities of or the performance of specified subsidiaries or business units. The compensation committee determines the terms and conditions of such awards.

         PERFORMANCE AWARDS, INCLUDING ANNUAL INCENTIVE AWARDS. The right of a participant to exercise or receive a grant or settlement of an award, and the timing thereof, may be subject to such performance conditions, including subjective individual goals, as may be specified by the compensation committee. In addition, the plan authorizes specific annual incentive awards, which represent a conditional right to receive cash, shares of common stock or other awards upon achievement of certain pre-established performance goals and subjective individual goals during a specified fiscal year. Performance awards and annual incentive awards granted to persons whom the compensation committee expects will, for the year in which a deduction arises, be "covered employees," will, if and to the extent intended by the compensation committee, be subject to provisions that should qualify such awards as "performance-based compensation" not subject to the limitation on tax deductibility by us under Section 162(m) of the Internal Revenue Code. For purposes of Section 162(m), the term "covered employee" means our chief executive officer and each other person whose compensation is required to be disclosed in our filings with the SEC by reason of that person being among the four highest compensated officers as of the end of a taxable year. If and to the extent required under Section 162(m) of the Internal Revenue Code, any power or authority relating to a performance award or annual incentive award intended to qualify under Section 162(m) of the Internal Revenue Code is to be exercised by the compensation committee and not our board of directors.

         Subject to the requirements of the plan, the compensation committee will determine performance award and annual incentive award terms, including the required levels of performance with respect to specified business criteria, the corresponding amounts payable upon achievement of such levels of performance, termination and forfeiture provisions and the form of settlement. In granting annual incentive or performance awards, the compensation committee may establish unfunded award "pools," the amounts of which will be based upon the achievement of a performance goal or goals based on one or more of certain business criteria described in the plan. This includes, for example, our percentage growth in per share funds from operations as compared to the per share funds from operations percentage growth of a peer group of industry competitors. During the first 90 days of a fiscal year or performance period, the compensation committee will determine who will potentially receive annual incentive or performance awards for that fiscal year or performance period, either out of the pool or otherwise.

         After the end of each fiscal year or performance period, the compensation committee will determine the following:

            o the amount of any pools and the maximum amount of potential annual incentive or performance awards payable to each participant in the pools; and
            o the amount of any other potential annual incentive or performance awards payable to participants in the plan.

         The compensation committee may, in its discretion, determine that the amount payable as an annual incentive or performance award will be reduced from the amount of any potential award.

         OTHER TERMS OF AWARDS. Awards may be settled in the form of cash, shares of common stock, other awards or other property, in the discretion of the compensation committee. The compensation committee may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the compensation committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains and losses based on deemed investment of deferred amounts in specified investment vehicles. The compensation committee is authorized to place cash, shares of common stock or other property in trusts or make other arrangements to provide for payment of our obligations under the plan. The compensation committee may condition any payment relating to an award on the withholding of taxes and may provide that a portion of any shares of common stock or other property to be distributed will be withheld, or previously acquired shares of common stock or other property be surrendered by the participant, to satisfy withholding and other tax obligations. Awards granted under the plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant's death, except that the compensation committee may, in its discretion, permit transfers for estate planning or other purposes subject to any applicable restrictions under Rule 16b-3.

         Awards under the plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant, as distinguished from the exercise, except to the extent required by law. The compensation committee may, however, grant awards in exchange for other awards under the plan, awards under other of our plans, or other rights to payment from us, and may grant awards in addition to and in tandem with such other awards, rights or other awards.

         ACCELERATION OF VESTING; CHANGE IN CONTROL. The compensation committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any award, and such accelerated exercisability, lapse, expiration and, if so provided in the award agreement, vesting shall occur automatically in the case of our "change in control," as defined in the plan, including the cash settlement of SARs and "limited SARs" which may be exercisable in the event of a change in control. In addition, the compensation committee may provide in an award agreement that the performance goals relating to any performance based award will be deemed to have been met upon the occurrence of any "change in control." Upon the occurrence of a change in control, if so provided in the award agreement, stock options and limited SARs, and other SARs which so provide, may be cashed out based on a defined "change in control price," which will be the higher of the cash and fair market value of property that is the highest price per share paid, including extraordinary dividends, in any reorganization, merger, consolidation, liquidation, dissolution or sale of substantially all of our assets, or the highest fair market value per share, generally based on market prices, at any time during the 60 days before and 60 days after a change in control.

         For purposes of the plan, the term "change in control" generally means the following:

            o approval by the stockholders of a reorganization, merger or consolidation or other transaction or series of transactions if persons who were stockholders immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 26% of the combined voting power of the reorganized, merged or consolidated company's then outstanding, voting securities, or our liquidation or dissolution or the sale of all or substantially all of our assets, unless the reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned; or

            o a change in the composition of our board of directors such that the persons constituting our board of directors on the date the award is granted, known as the "incumbent board" and subsequent directors approved by the incumbent board, or approved by such subsequent directors, cease to constitute at least a majority of the board of directors; or

            o the acquisition by any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended, of more than 35% of either the then outstanding shares of our common stock or the combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors, also defined as a "controlling interest," excluding, for this purpose, any acquisitions by us or our subsidiaries, by any person, entity or "group" that as of the date on which the award is granted owns beneficial ownership of a controlling interest or by any of our employee benefit plans.

         AMENDMENT AND TERMINATION. Our board of directors may amend, alter, suspend, discontinue or terminate the plan or the committee's authority to grant awards without further stockholder approval, except stockholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of common stock are then listed or quoted. Thus, stockholder approval may not necessarily be required for every amendment to the plan which might increase the cost of the plan or alter the eligibility of persons to receive awards. Stockholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although our board of directors may, in its discretion, seek stockholder approval in any circumstance in which it deems such approval advisable. Unless earlier terminated by our board of directors, the plan will terminate at such time as no shares of common stock remain available for issuance under the plan and we have no further rights or obligations with respect to outstanding awards under the plan.

         SECURITIES ACT REGISTRATION. We have not, but may in the future, registered the shares of common stock available for awards under the plan pursuant to a Registration Statement on Form S-8 filed with the SEC.

         FEDERAL INCOME TAX CONSEQUENCES OF AWARDS. The following is a brief description of the federal income tax consequences generally arising with respect to awards of options under the plan. The plan, as amended, is not qualified under the provisions of section 401(a) of the Internal Revenue Code of 1986, as amended, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

         On exercise of a nonqualified stock option granted under the plan, as amended, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the shares of our common stock acquired on exercise of the option over the exercise price. If the optionee is our employee, that income will be subject to the withholding of federal income tax. The optionee's tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and his holding period for those shares will begin on that date.

         If an optionee pays for shares of stock on exercise of an option by delivering shares of our common stock, the optionee will not recognize gain or loss on the shares delivered, even if their fair market value at the time of exercise differs from the optionee's tax basis in them. The optionee, however, otherwise will be taxed on the exercise of the option in the manner described above as if he had paid the exercise price in cash. If a separate identifiable stock certificate is issued for that number of shares equal to the number of shares delivered on exercise of the option, the optionee's tax basis in the shares represented by that certificate will be equal to his tax basis in the shares delivered, and his holding period for those shares will include his holding period for the shares delivered. The optionee's tax basis and holding period for the additional shares received on exercise of the option will be the same as if the optionee had exercised the option solely in exchange for cash.

         We will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income taxable to the optionee, provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

         The plan, as amended, provides for the grant of stock options that qualify as "incentive stock options" as defined in section 422 of the Internal Revenue Code. Under the Internal Revenue Code, an optionee generally is not subject to tax upon the grant or exercise of an incentive stock option. In addition, if the optionee holds a share received on exercise of an incentive stock option for at least two years from the date the option was granted and at least one year from the date the option was exercised, referred to as the "required holding period," the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder's tax basis in that share will be long-term capital gain or loss.

         If an optionee disposes of a share acquired on exercise of an incentive stock option before the end of the required holding period, referred to as a "disqualifying disposition," the optionee generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the incentive stock option was exercised over the exercise price. If, however, the disqualifying disposition is a sale or exchange on which a loss, if realized, would be recognized for federal income tax purposes, and if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

         An optionee who exercises an incentive stock option by delivering shares of our common stock acquired previously pursuant to the exercise of an incentive stock option before the expiration of the required holding period for those shares is treated as making a disqualifying disposition of those shares. This rule prevents "pyramiding" the exercise of an incentive stock option, which means exercising an incentive stock option for one share and using that share, and others so acquired, to exercise successive incentive stock options, without the imposition of current income tax.

         For purposes of the alternative minimum tax, the amount by which the fair market value of a share our common stock acquired on exercise of an incentive stock option exceeds the exercise price of that option generally will be an adjustment included in the optionee's alternative minimum taxable income for the year in which the option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the option is exercised, there will be no adjustment with respect to that share. If there is a disqualifying disposition in a later year, no income with respect to the disqualifying disposition is included in the optionee's alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an incentive stock option is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

         We are not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the required holding period. However, if there is a disqualifying disposition of a share, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

         Generally, the recipient of a stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is non-vested when it is received under the plan, as amended, for example, if the employee is required to work for a period of time in order to have the right to sell the stock, the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

         The recipient's basis for the determination of gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested. Upon the disposition of any stock received as a stock award under the plan, as amended, the difference between the sale price and the recipient's basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more the one year from the date as of which he or she would be required to recognize any compensation income.

         We may grant SARs separate from any other award, referred to as "stand-alone SARs," or in tandem with options, referred to as "tandem SARs," under the plan, as amended. Generally, the recipient of a stand-alone SAR will not recognize any taxable income at the time the stand-alone SAR is granted.

         With respect to stand-alone SARs, if the recipient receives the appreciation inherent in the SARs in cash, the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received. If the recipient receives the appreciation inherent in the SARs in shares of our common stock, the recipient will recognize ordinary compensation income equal to the excess of the fair market value of our common stock on the day it is received over any amounts paid by the recipient for our common stock.

         With respect to tandem SARs, if the recipient elects to surrender the underlying option in exchange for cash or shares of our common stock equal to the appreciation inherent in the underlying option, the tax consequences to the recipient will be the same as discussed above relating to the stand-alone SARs. If the recipient elects to exercise the underlying option, the holder will be taxed at the time of exercise as if he or she had exercised a nonqualified stock option, as discussed above. For example, the recipient will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares of our common stock over the exercise price.

         In general, there will be no federal income tax deduction allowed to us upon the grant or termination of stand-alone SARs or tandem SARs. Upon the exercise of either a stand-alone SAR or a tandem SAR, we will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Internal Revenue Code.

         Generally, the recipient of a dividend equivalent award will recognize ordinary compensation income at the time the dividend equivalent award is received equal to the fair market value dividend equivalent award received. We will generally be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the dividend equivalent award, provided that the deduction is not otherwise disallowed under the Internal Revenue Code

         The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Code, which generally disallows a public company's tax deduction for compensation to covered employees in excess of $1 million in any tax year beginning on or after January 1, 1994. Compensation that qualifies as "performance-based compensation" is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the company that pays it. We intend that options granted to employees whom the compensation committee expects to be covered employees at the time a deduction arises in connection with such options, will qualify as such "performance-based compensation," so that such options will not be subject to the Section 162(m) deductibility cap of $1 million. Future changes in Section 162(m) or the regulations thereunder may adversely affect our ability to ensure that options under the plan will qualify as "performance-based compensation" that is fully deductible by us under Section 162(m).

         The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any recipient may depend on his particular situation, each recipient should consult his tax adviser as to the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of common stock acquired as a result of an award.

BENEFITS UNDER THE AMENDED PLAN.

         The table sets forth the amount and dollar value of awards received by the named executive officers and by certain other groups of individuals under the plan and outstanding as of April 5, 2002:

                                                              RESTRICTED STOCK               STOCK OPTIONS
                                                           -------------------------    ------------------------

                                                            DOLLAR        NUMBER OF        DOLLAR      NUMBER OF
NAME AND POSITION                                          VALUE(1)         UNITS          VALUE(2)      UNITS
---------------------------------------------------------  ----------     ----------      ---------    ---------
 Chaim Katzman...........................................    $440,367         32,050             --           --
 Doron Valero............................................    $246,633         17,950             --           --
 Howard Sipzner..........................................    $585,324         42,600             --           --
 Alan Merkur.............................................    $177,933         12,950       $479,958      128,331
 Barbara Miller..........................................     $54,736          3,984             --           --
 All current executive officers as a group (5 persons)...  $1,504,993        109,534       $479,958      128,331
 All current directors who are not executive officers
 (6 persons).............................................    $233,580         17,000             --           --
 All employees, other than current executive officers
 (22 persons)............................................    $309,594         22,532             --           --

----------------------
(1) For purposes of this table, the value of each share of restricted stock was determined based on the average high and low price on December 31, 2001 of $13.635.
(2) For purposes of this table, the value of each option was deemed to be the amount, if any, by which the closing market price of a share of common stock on December 31, 2001 of $13.74 exceeds the option's exercise price. The value is determined without regard to whether the option is currently exercisable or not. All options are nonqualified options with exercise prices of $10.00 per share (the fair market value), become exercisable at the rate determined by the compensation committee, and have a term of nine years.

         It cannot be determined at this time what grants, if any, will be made to any person or group of persons under the plan if the amendment to our plan is approved by our stockholders. If the amendment had been in effect for our last fiscal year, the amount of grants under the plan would not have differed from the grants actually made.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSAL TO APPROVE AND RATIFY THE AMENDMENT TO THE 2000 EXECUTIVE INCENTIVE COMPENSATION PLAN.

      PROPOSAL 3-- RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT
                                    AUDITORS

         Our board of directors of recommends that the appointment of Deloitte & Touche LLP, independent certified public accountants, as our auditors for the fiscal year ending December 31, 2002, be ratified by our stockholders. Deloitte & Touche LLP served as our independent auditors for the previous fiscal year ended December 31, 2001. Although the appointment of Deloitte & Touche LLP as our independent auditors of does not require ratification, the board of directors considers it appropriate to obtain such ratification. Accordingly, the vote of stockholders on this matter is advisory in nature and has no binding effect upon the board of director's appointment of Deloitte & Touche LLP. Representatives of Deloitte & Touche LLP are expected to be on hand at the annual meeting and will be afforded the opportunity to make a statement if they so desire and to respond to appropriate questions.

                      FEES PAID TO OUR INDEPENDENT AUDITORS

         The rules of the Securities and Exchange Commission require us to disclose fees billed by our independent auditors for services rendered to us for the fiscal year ended December 31, 2001.

AUDIT FEES

         The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of our annual financial statements for the fiscal year ended December 31, 2001 and for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for that fiscal year were approximately $165,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         Deloitte & Touche LLP did not render professional services to us for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2001.

ALL OTHER FEES

         The aggregate fees billed by Deloitte & Touche LLP for services rendered to us, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended December 31, 2001 were approximately $547,000. Non-audit related services were incurred for tax research and preparation, registration statements and transaction analysis related to the acquisitions of Centrefund Realty (U.S.) Corporation and United Investors Realty Trust.

                              CERTAIN TRANSACTIONS

SALE OF COMMON STOCK TO ALONY HETZ PROPERTIES & INVESTMENTS, LTD.

         In October 2000, we entered into a subscription agreement with Alony Hetz Properties & Investments, Ltd., or Alony Hetz, an Israeli corporation the shares of which are traded on the Tel-Aviv Stock Exchange, pursuant to which Alony Hetz agreed that it or one of its affiliates would purchase 1,925,000 shares of our common stock at a purchase price of $10.875 per share prior to December 31, 2002. In addition, pursuant to the subscription agreement and a related stockholders' agreement, as subsequently amended, we granted Alony Hetz a warrant to purchase 1,025,000 shares of our common stock at an exercise price of $10.875 per share and agreed, among other things, that as long as Alony Hetz owned 3% of our common stock, we would nominate a person chosen by Alony Hetz for election to our board of directors.

         Pursuant to these agreements, on the initial closing date of November 17, 2000, AH Investments US, L.P., an affiliate of Alony Hetz, purchased 1,000,000 shares of our common stock for a total purchase price of $10,875,000. In addition, on August 17, 2001, AH Investments US, L.P. purchased the remaining 925,000 shares of common stock under the subscription agreement and exercised a portion of its warrant to purchase an additional 375,000 shares, for a total aggregate purchase price of $14,137,500. These proceeds were used by us for general corporate purposes and to fund a portion of the cash consideration associated with our acquisition of United Investors Realty Trust, as described below.

         Finally, on September 14, 2001, AH Investments US, L.P. exercised the remaining portion of its warrant to purchase 650,000 shares of our common stock for an aggregate purchase price of $7,068,750. These proceeds were also used by us for general corporate purposes and to fund a portion of the cash consideration associated with our acquisition of United Investors Realty Trust.

         As a result of these transactions, Alony Hetz is now one of our principal, indirect stockholders. In addition, Nathan Hetz, one of the principal shareholders and the chief executive officer of Alony Hetz, was appointed by us and has served as one of our directors since November 2000.

ACQUISITION OF CENTREFUND REALTY (U.S.) CORPORATION

         On September 20, 2001, pursuant to the terms of a stock exchange agreement dated as of May 18, 2001 among us, First Capital Realty Inc. (formerly known as Centrefund Realty Corporation), or First Capital, and First Capital America Holding Corp., we acquired all of the outstanding common stock of Centrefund Realty (U.S.) Corporation, or CEFUS. In connection with the acquisition of CEFUS, we issued an aggregate of 10.5 million shares of our common stock to Silver Maple (2001), Inc. and Ficus, Inc., indirect subsidiaries of First Capital, in exchange for the CEFUS common stock. The transaction was valued at approximately $281 million, including transaction costs and the assumption of approximately $150 million of debt.

         Prior to the acquisition of CEFUS, Chaim Katzman, our chairman of the board and chief executive officer, may have been deemed to be the beneficial owner of approximately 67.4% of our outstanding common stock and may have also been deemed to be the beneficial owner of approximately 68.1% of the outstanding common stock of First Capital. In addition, Nathan Hetz, one of our directors and a director of First Capital, is a director and significant shareholder of both A.H. Holdings Canada Ltd., which prior to the transaction owned approximately 19% of the outstanding common stock of First Capital, and AH Investments US, L.P., which prior to the acquisition owned approximately 19.9% of our outstanding common stock. Finally, Dori Segal, another of our directors, is a director and the president and chief executive officer of First Capital. He and his family own common stock of an affiliate of Gazit-Globe (1982), Ltd., an Israeli corporation whose shares are traded on the Tel Aviv Stock Exchange and which directly and indirectly owns our common stock and that of First Capital.

ACQUISITION OF UNITED INVESTORS REALTY TRUST

         On September 21, 2001, we completed our acquisition of United Investors Realty Trust, or UIRT, through a series of two mergers. In connection with the mergers, each UIRT shareholder elected to receive either cash or shares of our common stock in exchange for their common shares of UIRT. In connection with the acquisition of UIRT, we paid cash in the aggregate amount of $32.9 million and issued approximately 2.9 million shares of our common stock to former UIRT shareholders. The transaction was valued at approximately $147.6 million, including transaction costs and the assumption of approximately $79.9 million of debt.

         Prior to the acquisition of UIRT, M.G.N. (USA), Inc., or M.G.N., a wholly owned subsidiary of Gazit-Globe (1982), Ltd., another of our stockholders which is controlled by Chaim Katzman, our chairman of the board and chief executive officer, was a significant shareholder of UIRT. Prior to the transaction, M.G.N. owned approximately 9.9% of the outstanding common shares of UIRT and owned approximately 16.4% of our outstanding common stock. As a result of the acquisition, M.G.N. received 553,217 additional shares of our common stock. In addition, AH Investments US, L.P., which is an affiliate of Nathan Hetz, one of our directors, and which owned 11.7% of our outstanding common stock prior to the UIRT acquisition, owned 238,600 common shares of UIRT. AH Investments US, L.P. received 153,419 shares of our common stock in the acquisition.

         Finally, Doron Valero and Howard Sipzner, each of whom is either an executive officer or director of ours, owned shares of UIRT. In connection with the acquisition, Mr. Valero received 3,215 shares and Mr. Sipzner received 140 shares of our common stock.

JANUARY 2002 PRIVATE PLACEMENT

         On January 18, 2002, we completed a private placement of 688,000 shares of our common stock to a limited number of accredited investors. In connection with the private placement, we sold an aggregate of 344,000 shares of our common stock at a price of $12.80 per share to unaffiliated investors and 344,000 shares of our common stock at price of $13.05 per share to three of our principal stockholders, AH Investments US, L.P., Silver Maple (2001), Inc. and M.G.N. (USA), Inc. These stockholders bought 70,000, 150,000 and 124,000 shares from us in the private placement.

FEBRUARY 2002 LAND PURCHASES

         On February 25, 2002, we exercised options to purchase all of the outstanding shares of common stock of two companies owned by several of our affiliates, including Chaim Katzman, the chairman of our board and chief executive officer, and Doron Valero, our president and chief operating officer.

         The sole asset of the first of these companies is an 8.5 acre parcel of land located at the southeast corner of S.W. 147th Avenue and Coral Way in Miami, Florida. In connection with the exercise of our option, we paid an exercise price of $2.0 million. Because of the affiliated nature of this transaction, our board received an independent appraisal of the parcel equal to $3,100,000 prior to authorizing us to exercise our option. Messrs. Katzman and Valero received $84,240 and $55,580 upon our payment of the exercise price as a result of their ownership of the company.

         The sole asset of the second company was a 6.2 acre property, which is adjacent to our Bird Ludlam shopping center in Miami, Florida. In connection with the exercise of our option, we paid an exercise price of $1.0 million. Messrs. Katzman and Valero received $42,120 and $27,790 upon our payment of the exercise price as a result of their ownership of the company. Subsequent to our purchase of this company, on February 26, 2002, we sold the property to a third party for $400,000 in cash and an 8% interest-only note in the amount of $1.4 million due on February 26, 2003.

MARCH 2002 PUBLIC OFFERING

         On March 27, 2002, we completed an underwritten public offering of 3,450,000 shares of our common stock at $13.25 per share. The offering included 450,000 shares issued upon the exercise of the underwriters' option to purchase additional shares to cover over-allotments. The offering's lead manager was Legg Mason Wood Walker, Incorporated and the co-managers were McDonald Investments Inc. and BB&T Capital Markets, a division of Scott & Stringfellow, Inc.

         In connection with the public offering, the underwriters reserved 500,000 shares of common stock for sale at the public offering price to three of our principal stockholders, Gazit (1995), Inc., Silver Maple (2001), Inc. and AH Investments US, L.P. These stockholders bought 200,000, 125,000 and 175,000 shares in the offering.

LOANS TO EXECUTIVES

         On September 30, 2001, Chaim Katzman, the chairman of our board and chief executive officer, executed a promissory note to us in the principal amount of $2,879,840 in connection with his exercise of options to purchase 287,984 shares of our common stock. The note bears interest at a rate of 5% per annum. The aggregate amount of indebtedness outstanding under the note as of March 31, 2002 was $2,879,840.

         On September 30, 2001, Doron Valero, our president and chief operating officer, executed a promissory note to us in the principal amount of $2,153,470 in connection with his exercise of options to purchase 215,347 shares of our common stock. The note bears interest at a rate of 5% per annum. The aggregate amount of indebtedness outstanding under the note as of March 31, 2002 was $2,153,470.

         The outstanding balance of each of these notes is due on September 30, 2006.

OTHER TRANSACTIONS

         We paid legal fees in the approximate amount of $138,994, $155,899 and $176,000 during the years ended December 31, 1999, 2000 and 2001 to the Law Office of Alan J. Marcus, our corporate secretary.

                              STOCKHOLDER PROPOSALS

         Stockholder proposals intended to be presented at our 2002 annual meeting of the stockholders pursuant to the provisions of Rule 14a-8 of the Securities and Exchange Commission, or SEC, promulgated under the Securities Exchange Act of 1934, as amended, must be received by us at our executive offices by December 26, 2002 for inclusion in our proxy statement and form of proxy relating to such meeting.

         Rule 14a-4 of the SEC's proxy rules allows a company to use discretionary voting authority to vote on matters coming before an annual meeting of stockholders, if the company does not have notice of the matter at least 45 days before the date corresponding to the date on which the company first mailed its proxy materials for the prior year's annual meeting of stockholders or the date specified by an overriding advance notice provision in the company's bylaws. Our bylaws require at least 60 days, but not more than 90 days advance notice of business to be brought before an annual meeting of stockholders. Accordingly, for our 2002 annual meeting of the stockholders, a stockholder must submit such written notice to the corporate secretary on or before March 23, 2002.

                                           By Order of The Board of Directors



                                           /s/ ALAN J. MARCUS
                                           ------------------------------------
                                           ALAN J. MARCUS
                                           SECRETARY

North Miami Beach, Florida
April 29, 2002

                                                                      APPENDIX A
                                                                      ----------
























                                EQUITY ONE, INC.



                              AMENDED AND RESTATED

                   2000 EXECUTIVE INCENTIVE COMPENSATION PLAN

                                EQUITY ONE, INC.

                              AMENDED AND RESTATED

                   2000 EXECUTIVE INCENTIVE COMPENSATION PLAN

1.       Purpose..................................................................................................1
2.       Definitions..............................................................................................1
3.       Administration...........................................................................................4
         (a)      Authority of the Committee......................................................................4
         (b)      Manner of Exercise of Committee Authority.......................................................5
         (c)      Limitation of Liability.........................................................................5
4.       Stock Subject to Plan....................................................................................5
         (a)      Limitation on Overall Number of Shares Subject to Awards........................................5
         (b)      Application of Limitations......................................................................6
5.       Eligibility; Per-Person Award Limitations................................................................6
6.       Specific Terms of Awards.................................................................................6
         (a)      General.........................................................................................6
         (b)      Options.........................................................................................6
         (c)      Stock Appreciation Rights.......................................................................8
         (d)      Restricted Stock................................................................................8
         (e)      Deferred Stock.................................................................................10
         (f)      Bonus Stock and Awards in Lieu of Obligations..................................................11
         (g)      Dividend Equivalents...........................................................................11
         (h)      Other Stock-Based Awards.......................................................................11
7.       Certain Provisions Applicable to Awards.................................................................12
         (a)      Stand-Alone, Additional, Tandem, and Substitute Awards.........................................12
         (b)      Term of Awards.................................................................................12
         (c)      Form and Timing of Payment Under Awards; Deferrals.............................................12
         (d)      Exemptions from Section 16(b) Liability........................................................13
8.       Performance and Annual Incentive Awards.................................................................13
         (a)      Performance Conditions.........................................................................13
         (b)      Performance Awards Granted to Designated Covered Employees.....................................13
         (c)      Annual Incentive Awards Granted to Designated Covered Employees................................15
         (d)      Written Determinations.........................................................................16
         (e)      Status of Section 8(b) and Section 8(c) Awards Under Code Section 162(m).......................16
9.       Change in Control.......................................................................................16
         (a)      Effect of "Change in Control...................................................................16
         (b)      Definition of "Change in Control...............................................................17
         (c)      Definition of "Change in Control Price.........................................................18
10.      General Provisions......................................................................................18
         (a)      Compliance With Legal and Other Requirements...................................................18
         (b)      Limits on Transferability; Beneficiaries.......................................................19
         (c)      Adjustments....................................................................................19

         (d)      Taxes..........................................................................................20
         (e)      Changes to the Plan and Awards.................................................................20
         (f)      Limitation on Rights Conferred Under Plan......................................................20
         (g)      Unfunded Status of Awards; Creation of Trusts..................................................21
         (h)      Nonexclusivity of the Plan.....................................................................21
         (i)      Payments in the Event of Forfeitures; Fractional Shares........................................21
         (j)      Governing Law..................................................................................21
         (k)      Plan Effective Date and Stockholder Approval; Termination of Plan..............................21

                                                                      APPENDIX A
                                                                      ----------

                                EQUITY ONE, INC.

                              AMENDED AND RESTATED

                   2000 EXECUTIVE INCENTIVE COMPENSATION PLAN

         1. PURPOSE. The purpose of this AMENDED AND RESTATED 2000 EXECUTIVE INCENTIVE COMPENSATION PLAN (the "Plan") is to assist EQUITY ONE, INC., a Maryland corporation (the "Company") and its subsidiaries in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors and independent contractors by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company's stockholders, and providing such persons with annual and long term performance incentives to expend their maximum efforts in the creation of shareholder value. In the event that the Company is or becomes a Publicly Held Corporation (as hereinafter defined), the Plan is intended to qualify certain compensation awarded under the Plan for tax deductibility under Section 162(m) of the Code (as hereafter defined) to the extent deemed appropriate by the Committee (or any successor committee) of the Board of Directors of the Company.

         2. DEFINITIONS. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof.

                  (a) "Annual Incentive Award" means a conditional right granted to a Participant under Section 8(c) hereof to receive a cash payment, Stock or other Award, unless otherwise determined by the Committee, after the end of a specified fiscal year.

                  (b) "Award" means any Option, SAR (including Limited SAR), Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, Performance Award or Annual Incentive Award, together with any other right or interest, granted to a Participant under the Plan.

                  (c) "Beneficiary" means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant's death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant's death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

                  (d) "Beneficial Owner", "Beneficially Owning" and "Beneficial Ownership" shall have the meanings ascribed to such terms in Rule 13d-3 under the Exchange Act and any successor to such Rule.

                  (e) "Board" means the Company's Board of Directors.

                  (f) "Cause" shall, with respect to any Participant, have the equivalent meaning (or the same meaning as "cause" or "for cause") set forth in any employment agreement between the Participant and the Company or Parent Corporation or Subsidiary or, in the absence of any such agreement, such term shall mean (i) the failure by the Participant to perform his or her duties as assigned by the Company (or Parent Corporation or Subsidiary) in a reasonable manner, (ii) any violation or breach by the Participant of his or her employment agreement with the Company (or Parent Corporation or Subsidiary), if any, (iii) any violation or breach by the Participant of his or her non-competition and/or non-disclosure agreement with the Company (or Parent Corporation or Subsidiary), if any, (iv) any act by the Participant of dishonesty or bad faith with respect to the Company (or Parent Corporation or Subsidiary), (v) chronic addition to alcohol, drugs or other similar substances affecting the Participant's work performance, or (vi) the commission by the Participant of any act, misdemeanor, or crime reflecting unfavorably upon the Participant or the Company. The good faith determination by the Committee of whether the Participant's employment was terminated by the Company for "Cause" shall be final and binding for all purposes hereunder.

                  (g) "Change in Control" means a Change in Control as defined with related terms in Section 9 of the Plan.

                  (h) "Change in Control Price" means the amount calculated in accordance with Section 9(c) of the Plan.

                  (i) "Code" means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

                  (j) "Committee" means a committee designated by the Board to administer the Plan; provided, however, that the Committee shall consist of at least two directors, and, in the event the Company is or becomes a Publicly Held Corporation (as hereinafter defined), each member of which shall be (i) a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act, unless administration of the Plan by "non-employee directors" is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, and (ii) an "outside director" within the meaning of Section 162(m) of the Code, unless administration of the Plan by "outside directors" is not then required in order to qualify for tax deductibility under Section 162(m) of the Code.

                  (k) "Corporate Transaction" means a Corporate Transaction as defined in Section 9(b)(i) of the Plan.

                  (l) "Covered Employee" means an Eligible Person who is a Covered Employee as specified in Section 8(e) of the Plan.

                  (m) "Deferred Stock" means a right, granted to a Participant under Section 6(e) hereof, to receive Stock, cash or a combination thereof at the end of a specified deferral period.

                  (n) "Director" means a member of the Board.

                  (o) "Disability" means a permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Committee.

                  (p) "Dividend Equivalent" means a right, granted to a Participant under Section 6(g) hereof, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

                  (q) "Effective Date" means the effective date of the Plan, which shall be April 24, 2000.

                  (r) "Eligible Person" means each Executive Officer of the Company (as defined under the Exchange Act) and other officers, Directors and employees of the Company or of any Subsidiary, and independent contractors with the Company or any Subsidiary. The foregoing notwithstanding, only employees of the Company or any Subsidiary shall be Eligible Persons for purposes of receiving any Incentive Stock Options. An employee on leave of absence may be considered as still in the employ of the Company or a Subsidiary for purposes of eligibility for participation in the Plan.

                  (s) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

                  (t) "Executive Officer" means an executive officer of the Company as defined under the Exchange Act.

                  (u) "Fair Market Value" means the fair market value of Stock, Awards or other property as determined by the Committee or the Board, or under procedures established by the Committee or the Board. Unless otherwise determined by the Committee or the Board, the Fair Market Value of Stock as of any given date shall be the closing sale price per share reported on a consolidated basis for stock listed on the principal stock exchange or market on which Stock is traded on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported.

                  (v) "Incentive Stock Option" or "ISO" means any Option intended to be designated as an incentive stock option within the meaning of
Section 422 of the Code or any successor provision thereto.

                  (w) "Incumbent Board" means the Incumbent Board as defined in
Section 9(b)(ii) of the Plan.

                  (x) "Limited SAR" means a right granted to a Participant under
Section 6(c) hereof.

                  (y) "Option" means a right granted to a Participant under
Section 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.

                  (z) "Other Stock-Based Awards" means Awards granted to a Participant under Section 6(h) hereof.

                  (aa) "Parent Corporation" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in the chain.

                  (bb) "Participant" means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

                  (cc) "Performance Award" means a right, granted to an Eligible Person under Section 8 hereof, to receive Awards based upon performance criteria specified by the Committee or the Board.

                  (dd) "Person" shall have the meaning ascribed to such term in
Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a "group" as defined in Section 13(d) thereof.

                  (ee) "Publicly Held Corporation" shall mean a publicly held corporation as that term is used under Section 162(m)(2) of the Code.

                  (ff) "Restricted Stock" means Stock granted to a Participant under Section 6(d) hereof, that is subject to certain restrictions and to a risk of forfeiture.

                  (gg) "Rule 16b-3" and "Rule 16a-1(c)(3)" means Rule 16b-3 and Rule 16a-1(c)(3), as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under
Section 16 of the Exchange Act.

                   (hh) "Stock" means the Company's Common Stock, and such other securities as may be substituted (or resubstituted) for Stock pursuant to
Section 10(c) hereof.

                  (ii) "Stock Appreciation Rights" or "SAR" means a right granted to a Participant under Section 6(c) hereof.

                  (jj) "Subsidiary" means any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets on liquidation or dissolution.

         3.       ADMINISTRATION.

                  (a) AUTHORITY OF THE COMMITTEE. The Plan shall be administered by the Committee; provided, however, that except as otherwise expressly provided in this Plan or, during the period that the Company is a Publicly Held Corporation, in order to comply with Code Section 162(m) or Rule 16b-3 under the Exchange Act, the Board may exercise any power or authority granted to the Committee under this Plan. The Committee or the Board shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee or the Board may deem necessary or advisable for the administration of the Plan. In exercising any discretion granted to the Committee or the Board under the Plan or pursuant to any Award, the Committee or the Board shall not be required to follow past practices, act in a manner consistent with past practices, or treat any Eligible Person in a manner consistent with the treatment of other Eligible Persons.

                  (b) MANNER OF EXERCISE OF COMMITTEE AUTHORITY. In the event that the Company is or becomes a Publicly Held Corporation, the Committee, and not the Board, shall exercise sole and exclusive discretion on any matter relating to a Participant then subject to Section 16 of the Exchange Act with respect to the Company to the extent necessary in order that transactions by such Participant shall be exempt under Rule 16b-3 under the Exchange Act. Any action of the Committee or the Board shall be final, conclusive and binding on all persons, including the Company, its subsidiaries, Participants, Beneficiaries, transferees under Section 10(b) hereof or other persons claiming rights from or through a Participant, and stockholders. The express grant of any specific power to the Committee or the Board, and the taking of any action by the Committee or the Board, shall not be construed as limiting any power or authority of the Committee or the Board. The Committee or the Board may delegate to officers or managers of the Company or any subsidiary, or committees thereof, the authority, subject to such terms as the Committee or the Board shall determine, (i) to perform administrative functions, (ii) with respect to Participants not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee or the Board may determine, and (iii) with respect to Participants subject to Section 16, to perform such other functions of the Committee or the Board as the Committee or the Board may determine to the extent performance of such functions will not result in the loss of an exemption under Rule 16b-3 otherwise available for transactions by such persons, in each case to the extent permitted under applicable law and subject to the requirements set forth in Section 8(d). The Committee or the Board may appoint agents to assist it in administering the Plan.

                  (c) LIMITATION OF LIABILITY. The Committee and the Board, and each member thereof, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any executive officer, other officer or employee of the Company or a Subsidiary, the Company's independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and the Board, and any officer or employee of the Company or a subsidiary acting at the direction or on behalf of the Committee or the Board, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

         4.       STOCK SUBJECT TO PLAN.

                  (a) LIMITATION ON OVERALL NUMBER OF SHARES SUBJECT TO AWARDS. Subject to adjustment as provided in Section 10(c) hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be the sum of (i) 2,500,000, plus (ii) the number of shares with respect to Awards previously granted under the Plan that terminate without being exercised, expire, are forfeited or canceled, and the number of shares of Stock that are surrendered in payment of any Awards or any tax withholding with regard thereto. Any shares of Stock delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

                  (b) APPLICATION OF LIMITATIONS. The limitation contained in
Section 4(a) shall apply not only to Awards that are settleable by the delivery of shares of Stock but also to Awards relating to shares of Stock but settleable only in cash (such as cash-only SARs). The Committee or the Board may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

         5. ELIGIBILITY; PER-PERSON AWARD LIMITATIONS. Awards may be granted under the Plan only to Eligible Persons. In each fiscal year during any part of which the Plan is in effect, an Eligible Person may not be granted Awards relating to more than 500,000 shares of Stock, subject to adjustment as provided in Section 10(c), under each of Sections 6(b), 6(c), 6(d), 6(e), 6(f), 6(g), 6(h), 8(b) and 8(c). In addition, the maximum amount that may be earned as an Annual Incentive Award or other cash Award in any fiscal year by any one Participant shall be $2,000,000, and the maximum amount that may be earned as a Performance Award or other cash Award in respect of a performance period by any one Participant shall be $5,000,000.

         6.       SPECIFIC TERMS OF AWARDS.

                  (a) GENERAL. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee or the Board may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee or the Board shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee or the Board shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee or the Board is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of Maryland law, no consideration other than services may be required for the grant (but not the exercise) of any Award.

                  (b) OPTIONS. The Committee and the Board each is authorized to grant Options to Participants on the following terms and conditions:

                           (i) EXERCISE PRICE. The exercise price per share of
                  Stock purchasable under an Option shall be determined by the Committee or the Board, provided that such exercise price shall not, in the case of Incentive Stock Options, be less than 100% of the Fair Market Value of the Stock on the date of grant of the

                  Option and shall not, in any event, be less than the par value of a share of Stock on the date of grant of such Option. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of the Stock on the date such Incentive Stock Option is granted.

                           (ii) TIME AND METHOD OF EXERCISE. The Committee or
                  the Board shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Options shall cease to be or become exercisable following termination of employment or upon other conditions, the methods by which such exercise price may be paid or deemed to be paid (including in the discretion of the Committee or the Board a cashless exercise procedure), the form of such payment, including, without limitation, cash, Stock, other Awards or awards granted under other plans of the Company or any subsidiary, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants.

                           (III) ISOS. The terms of any ISO granted under the
                  Plan shall comply in all respects with the provisions of
                  Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Section 422 of the Code, unless the Participant has first requested the change that will result in such disqualification. Thus, if and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:

                                    (A) the Option shall not be exercisable more
                  than ten years after the date such Incentive Stock Option is granted; provided, however, that if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation and the Incentive Stock Option is granted to such Participant, the term of the Incentive Stock Option shall be (to the extent required by the Code at the time of the grant) for no more than five years from the date of grant; and

                                    (B) The aggregate Fair Market Value
                  (determined as of the date the Incentive Stock Option is granted) of the shares of stock with respect to which

                  Incentive Stock Options granted under the Plan and all other option plans of the Company or its Parent Corporation during any calendar year exercisable for the first time by the Participant during any calendar year shall not (to the extent required by the Code at the time of the grant) exceed $100,000.

                           (IV) REPURCHASE RIGHTS. The Committee and the Board
                  shall have the discretion to grant Options which are exercisable for unvested shares of Common Stock. Should the Optionee cease to be employed with or perform services to the Company (or a Parent Corporation or Subsidiary) while holding such unvested shares, the Company shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Committee or the Board and set forth in the document evidencing such repurchase right.

                  (c) STOCK APPRECIATION RIGHTS. The Committee and the Board each is authorized to grant SAR's to Participants on the following terms and conditions:

                           (i) RIGHT TO PAYMENT. A SAR shall confer on the
                  Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of stock on the date of exercise (or, in the case of a "Limited SAR" that may be exercised only in the event of a Change in Control, the Fair Market Value determined by reference to the Change in Control Price, as defined under
                  Section 9(c) hereof), over (B) the grant price of the SAR as determined by the Committee or the Board. The grant price of an SAR shall not be less than the Fair Market Value of a share of Stock on the date of grant except as provided under Section 7(a) hereof.

                           (ii) OTHER TERMS. The Committee or the Board shall
                  determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of employment or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. Limited SARs that may only be exercised in connection with a Change in Control or other event as specified by the Committee or the Board, may be granted on such terms, not inconsistent with this Section 6(c), as the Committee or the Board may determine. SARs and Limited SARs may be either freestanding or in tandem with other Awards.

                  (d) RESTRICTED STOCK. The Committee and the Board each is authorized to grant Restricted Stock to Participants on the following terms and conditions:

                           (i) GRANT AND RESTRICTIONS. Restricted Stock shall be
                  subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee or the Board may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee or the Board may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee or the Board). During the restricted period applicable to the Restricted Stock, subject to Section 10(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

                           (ii) FORFEITURE. Except as otherwise determined by
                  the Committee or the Board at the time of the Award, upon termination of a Participant's employment during the applicable restriction period, the Participant's Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee or the Board may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee or the Board may in other cases waive in whole or in part the forfeiture of Restricted Stock.

                           (iii) CERTIFICATES FOR STOCK. Restricted Stock
                  granted under the Plan may be evidenced in such manner as the Committee or the Board shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee or the Board may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

                           (iv) DIVIDENDS AND SPLITS. As a condition to the
                  grant of an Award of Restricted Stock, the Committee or the Board may require that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee or the Board, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

                           (v) AUTOMATIC RESTRICTED STOCK GRANTS TO NON-EMPLOYEE
                  DIRECTORS. Non-Employee Directors shall be eligible to receive Restricted Stock Awards under this Section 6(d)(v).

                                    (A) INITIAL GRANTS. On the date that an
                  eligible Non-Employee Director is first elected to the Board, such Non-Employee Director shall receive 2,000 shares of Restricted Stock (an "Initial Grant"); PROVIDED that any Non-Employee Director who is a member of the Board as of the Effective Date of this Plan shall be entitled to received an Initial Grant. The Initial Grant shall be subject to the availability and adjustment of shares of Stock issuable under the Plan pursuant to Section 4 and shall not be subject to the discretion of any person or persons.

                                    (B) SERVICE GRANTS. On each January 1 while
                  the Plan remains in effect, each then Non-Employee Director shall be granted an additional 2,000 shares of Restricted Stock (a "Service Grant"), subject to the availability and adjustment of shares of Stock issuable under the Plan pursuant to Section 4 and shall not be subject to the discretion of any person or persons.

                                    (C) TERMS OF INITIAL GRANTS AND SERVICE
                  GRANTS. Unless otherwise determined by the Committee or in any Restricted Stock Agreement, each Restricted Stock Award granted pursuant to this Section 6(d)(v) shall vest in two (2) equal installments of 1,000 shares of Stock on the first and second December 31 subsequent to the date on which the shares of Restricted Stock are granted.

                  (e) DEFERRED STOCK. The Committee and the Board each is authorized to grant Deferred Stock to Participants, which are rights to receive Stock, cash, or a combination thereof at the end of a specified deferral period, subject to the following terms and conditions:

                           (i) AWARD AND RESTRICTIONS. Satisfaction of an Award
                  of Deferred Stock shall occur upon expiration of the deferral period specified for such Deferred Stock by the Committee or the Board (or, if permitted by the Committee or the Board, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee or the Board may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee or the Board may determine. Deferred Stock may be satisfied by delivery of Stock, cash equal to the Fair Market Value of the specified number of shares of Stock covered by the Deferred Stock, or a combination thereof, as determined by the Committee or the Board at the date of grant or thereafter. Prior to satisfaction of an Award of Deferred Stock, an Award of Deferred Stock carries no voting or dividend or other rights associated with share ownership.

                           (ii) FORFEITURE. Except as otherwise determined by
                  the Committee or the Board, upon termination of a Participant's employment during the applicable deferral period thereof to which forfeiture conditions apply (as provided in the Award agreement evidencing the Deferred Stock), the Participant's Deferred Stock that is at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided that the Committee or the Board may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee or the Board may in other cases waive in whole or in part the forfeiture of Deferred Stock.

                           (iii) DIVIDEND EQUIVALENTS. Unless otherwise
                  determined by the Committee or the Board at date of grant, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Deferred Stock shall be either
                  (A) paid with respect to such Deferred Stock at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or
                  (B) deferred with respect to such Deferred Stock and the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles, as the Committee or the Board shall determine or permit the Participant to elect.

                  (f) BONUS STOCK AND AWARDS IN LIEU OF OBLIGATIONS. The Committee and the Board each is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of Company obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Participants subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Stock or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee or the Board.

                  (g) DIVIDEND EQUIVALENTS. The Committee and the Board each is authorized to grant Dividend Equivalents to a Participant entitling the Participant to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee or the Board may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee or the Board may specify.

                  (h) OTHER STOCK-BASED AWARDS. The Committee and the Board each is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee or the Board to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee or the Board, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries or business units. The Committee or the Board shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration (including without limitation loans from the Company or a Parent Corporation or a Subsidiary), paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards or other property, as the Committee or the Board shall determine. The Committee and the Board shall have the discretion to grant such other Awards which are exercisable for unvested shares of Common Stock. Should the Optionee cease to be employed with or perform services to the Company (or a Parent Corporation or Subsidiary) while holding such unvested shares, the Company shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Committee or the Board and set forth in the document evidencing such repurchase right. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).

         7.       CERTAIN PROVISIONS APPLICABLE TO AWARDS.

                  (a) STAND-ALONE, ADDITIONAL, TANDEM, AND SUBSTITUTE AWARDS. Awards granted under the Plan may, in the discretion of the Committee or the Board, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary, or any business entity to be acquired by the Company or a subsidiary, or any other right of a Participant to receive payment from the Company or any subsidiary. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee or the Board shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any subsidiary, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Deferred Stock or Restricted Stock), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered (for example, Options granted with an exercise price "discounted" by the amount of the cash compensation surrendered).

                  (b) TERM OF AWARDS. The term of each Award shall be for such period as may be determined by the Committee or the Board; provided that in no event shall the term of any Option or SAR exceed a period of ten years (or such shorter term as may be required in respect of an ISO under Section 422 of the
Code).

                  (c) FORM AND TIMING OF PAYMENT UNDER AWARDS; DEFERRALS. Subject to the terms of the Plan and any applicable Award agreement, payments to be made by the Company or a subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee or the Board shall determine, including, without limitation, cash, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or the Board or upon occurrence of one or more specified events (in addition to a Change in Control). Installment or deferred payments may be required by the Committee or the Board (subject to Section 10(e) of the Plan) or permitted at the election of the Participant on terms and conditions established by the Committee or the Board. Payments may include, without limitation, provisions for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

                  (d) EXEMPTIONS FROM SECTION 16(B) LIABILITY. If and to the extent that the Company is or becomes a Publicly Held Corporation, it is the intent of the Company that this Plan comply in all respects with applicable provisions of Rule 16b-3 or Rule 16a-1(c)(3) to the extent necessary to ensure that neither the grant of any Awards to nor other transaction by a Participant who is subject to Section 16 of the Exchange Act is subject to liability under
Section 16(b) thereof (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 or Rule 16a-1(c)(3) as then applicable to any such transaction, such provision will be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 or Rule 16a-1(c)(3) so that such Participant shall avoid liability under Section 16(b). In addition, the purchase price of any Award conferring a right to purchase Stock shall be not less than any specified percentage of the Fair Market Value of Stock at the date of grant of the Award then required in order to comply with Rule 16b-3.

         8.       PERFORMANCE AND ANNUAL INCENTIVE AWARDS.

                  (a) PERFORMANCE CONDITIONS. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee or the Board. The Committee or the Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions, except as limited under Sections 8(b) and 8(c) hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Code
Section 162(m). At such times as the Company is a Publicly Held Corporation, if and to the extent required under Code Section 162(m), any power or authority relating to a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m), shall be exercised by the Committee and not the Board.

                  (b) PERFORMANCE AWARDS GRANTED TO DESIGNATED COVERED EMPLOYEES. If and to the extent that the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(b).

                           (i) PERFORMANCE GOALS GENERALLY. The performance
                  goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 8(b). Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

                           (ii) BUSINESS CRITERIA. The following business
                  criterion for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance Awards: percentage growth in per share funds from operations of the Company as compared to the per share funds from operations percentage growth of a peer group of industry competitors selected by the Compensation Committee. The foregoing business criterion shall also be exclusively used in establishing performance goals for Annual Incentive Awards granted to a Covered Employee under Section 8(c) hereof that are intended to qualify as "performanced-based compensation" under Code Section 162(m).

                           (iii) PERFORMANCE PERIOD; TIMING FOR ESTABLISHING
                  PERFORMANCE GOALS. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for "performance-based compensation" under Code Section 162(m).

                           (iv) PERFORMANCE AWARD POOL. The Committee may
                  establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring Company performance in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii) hereof. The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

                           (v) SETTLEMENT OF PERFORMANCE AWARDS; OTHER TERMS.
                  Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

                  (c) ANNUAL INCENTIVE AWARDS GRANTED TO DESIGNATED COVERED EMPLOYEES. The Committee may, within its discretion, grant one or more Annual Incentive Awards to any Eligible Person, subject to the terms and conditions set forth in this Section 8(c).

                           (i) ANNUAL INCENTIVE AWARD POOL. The Committee may
                  establish an Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring Company performance in connection with Annual Incentive Awards. In the case of Annual Incentive Awards intended to qualify as "performance-based compensation" for purposes of Code Section 162(m), the amount of such Annual Incentive Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in
                  Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii) hereof. The Committee may specify the amount of the Annual Incentive Award pool as a percentage of any such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

                           (ii) POTENTIAL ANNUAL INCENTIVE AWARDS. Not later
                  than the end of the 90th day of each fiscal year, or at such other date as may be required or permitted in the case of Awards intended to be "performance-based compensation" under Code Section 162(m), the Committee shall determine the Eligible Persons who will potentially receive Annual Incentive Awards, and the amounts potentially payable thereunder, for that fiscal year, either out of an Annual Incentive Award pool established by such date under Section 8(c)(i) hereof or as individual Annual Incentive Awards. In the case of individual Annual Incentive Awards intended to qualify under Code Section 162(m), the amount potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof in the given performance year, as specified by the Committee; in other cases, such amount shall be based on such criteria as shall be established by the Committee. In all cases, the maximum Annual Incentive Award of any Participant shall be subject to the limitation set forth in Section 5 hereof.

                           (iii) PAYOUT OF ANNUAL INCENTIVE AWARDS. After the
                  end of each fiscal year, the Committee shall determine the amount, if any, of (A) the Annual Incentive Award pool, and the maximum amount of potential Annual Incentive Award payable to each Participant in the Annual Incentive Award pool, or (B) the amount of potential Annual Incentive Award otherwise payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as an Annual Incentive Award shall be reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no Award whatsoever. The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a fiscal year or settlement of such Annual Incentive Award.

                  (d) WRITTEN DETERMINATIONS. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards under Section 8(b), and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards under
Section 8(c), shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). The Committee may not delegate any responsibility relating to such Performance Awards or Annual Incentive Awards if and to the extent required to comply with Code Section 162(m).

                  (e) STATUS OF SECTION 8(B) AND SECTION 8(C) AWARDS UNDER CODE
SECTION 162(M). It is the intent of the Company that Performance Awards and Annual Incentive Awards under Section 8(b) and 8(c) hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute "qualified performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Sections 8(b), (c), (d) and (e), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards or Annual Incentive Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

         9.       CHANGE IN CONTROL.

                  (a) EFFECT OF "CHANGE IN CONTROL." If and to the extent provided in the Award, in the event of a "Change in Control," as defined in
Section 9(b):

                           (i) The Committee may, within its discretion,
                  accelerate the vesting and exercisability of any Award carrying a right to exercise that was not previously vested and exercisable as of the time of the Change in Control, subject to applicable restrictions set forth in Section 10(a) hereof;

                           (ii) The Committee may, within its discretion,
                  accelerate the exercisability of any limited SARs (and other SARs if so provided by their terms) and provide for the settlement of such SARs for amounts, in cash, determined by reference to the Change in Control Price;

                           (iii) The Committee may, within its discretion, lapse
                  the restrictions, deferral of settlement, and forfeiture conditions applicable to any other Award granted under the Plan and such Awards may be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a) hereof; and

                           (iv) With respect to any such outstanding Award
                  subject to achievement of performance goals and conditions under the Plan, the Committee may, within its discretion, deem such performance goals and other conditions as having been met as of the date of the Change in Control.

                  (b) DEFINITION OF "CHANGE IN CONTROL. A "Change in Control" shall be deemed to have occurred upon:

                           (i) Approval by the stockholders of the Company of
                  (x) a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 26% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, in substantially the same proportions as their ownership immediately prior to such reorganization, merger, consolidation or other transaction, or (y) a liquidation or dissolution of the Company or (z) the sale of all or substantially all of the assets of the Company (unless such reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned);

                           (ii) Individuals who, as of the Effective Date,
                  constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided (i) that any person becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act) or (ii) any individual appointed to the Board by the Incumbent Board shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

                           (iii) the acquisition (other than from the Company)
                  by any person, entity or "group", within the meaning of
                  Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act, of more than 35% of either the then outstanding shares of the Company's Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors (hereinafter referred to as the ownership of a "Controlling Interest") excluding, for this purpose, any acquisitions by (1) the Company or its Subsidiaries, or (2) any person, entity or "group" that as of the Effective Date owns beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act) of a Controlling Interest or any affiliate of such person, entity or "group."

                  (c) DEFINITION OF "CHANGE IN CONTROL PRICE." The "Change in Control Price" means an amount in cash equal to the higher of (i) the amount of cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any Corporate Transaction triggering the Change in Control under Section 9(b)(i) hereof or any liquidation of shares following a sale of substantially all of the assets of the Company, or (ii) the highest Fair Market Value per share at any time during the 60-day period preceding and the 60-day period following the Change in Control.

         10.      GENERAL PROVISIONS.

                  (a) COMPLIANCE WITH LEGAL AND OTHER REQUIREMENTS. The Company may, to the extent deemed necessary or advisable by the Committee or the Board, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other Company securities are listed or quoted, or compliance with any other obligation of the Company, as the Committee or the Board, may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change in Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.

                  (b) LIMITS ON TRANSFERABILITY; BENEFICIARIES. No Award or other right or interest of a Participant under the Plan, including any Award or right which constitutes a derivative security as generally defined in Rule 16a-1(c) under the Exchange Act, shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a Subsidiary), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers and exercises are permitted by the Committee or the Board pursuant to the express terms of an Award agreement (subject to any terms and conditions which the Committee or the Board may impose thereon, and further subject to any prohibitions or restrictions on such transfers pursuant to Rule 16b-3). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award agreement applicable to such Participant, except as otherwise determined by the Committee or the Board, and to any additional terms and conditions deemed necessary or appropriate by the Committee or the Board.

                  (c) ADJUSTMENTS. In the event that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that a substitution or adjustment is determined by the Committee or the Board to be appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee or the Board shall, in such manner as it may deem equitable, substitute or adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5 hereof, (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award. In addition, the Committee (and the Board if and only to the extent such authority is not required to be exercised by the Committee to comply with Code Section 162(m)) is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals, and Annual Incentive Awards and any Annual Incentive Award pool or performance goals relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any Subsidiary or any business unit, or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee's assessment of the business strategy of the Company, any Subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, SARs, Performance Awards granted under Section 8(b) hereof or Annual Incentive Awards granted under Section 8(c) hereof to Participants designated by the Committee as Covered Employees and intended to qualify as "performance-based compensation" under Code Section 162(m) and the regulations thereunder to otherwise fail to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder.

                  (d) TAXES. The Company and any Subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee or the Board may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

                  (e) CHANGES TO THE PLAN AND AWARDS. The Board may amend, alter, suspend, discontinue or terminate the Plan, or the Committee's authority to grant Awards under the Plan, without the consent of stockholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company's stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or Code Section 162(m)) or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee or the Board may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such Committee or the Board action may materially and adversely affect the rights of such Participant under such Award. Notwithstanding anything in the Plan to the contrary, if any right under this Plan would cause a transaction to be ineligible for pooling of interest accounting that would, but for the right hereunder, be eligible for such accounting treatment, the Committee or the Board may modify or adjust the right so that pooling of interest accounting shall be available, including the substitution of Stock having a Fair Market Value equal to the cash otherwise payable hereunder for the right which caused the transaction to be ineligible for pooling of interest accounting.

                  (f) LIMITATION ON RIGHTS CONFERRED UNDER PLAN. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ of the Company or a Subsidiary; (ii) interfering in any way with the right of the Company or a Subsidiary to terminate any Eligible Person's or Participant's employment at any time, (iii) giving an Eligible Person or

Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

                  (g) UNFUNDED STATUS OF AWARDS; CREATION OF TRUSTS. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company's obligations under the Plan. Such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee or the Board may specify and in accordance with applicable law.

                  (h) NONEXCLUSIVITY OF THE PLAN. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Code Section 162(m).

                  (i) PAYMENTS IN THE EVENT OF FORFEITURES; FRACTIONAL SHARES. Unless otherwise determined by the Committee or the Board, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee or the Board shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

                  (j) GOVERNING LAW. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award agreement shall be determined in accordance with the laws of the State of Maryland without giving effect to principles of conflicts of laws, and applicable federal law.

                  (k) PLAN EFFECTIVE DATE AND STOCKHOLDER APPROVAL; TERMINATION OF PLAN. The Plan shall become effective on the Effective Date, subject to subsequent approval within 12 months of its adoption by the Board by stockholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Sections 162(m) (if applicable) and 422, Rule 16b-3 under the Exchange Act (if applicable), applicable New York Stock Exchange requirements, and other laws, regulations, and obligations of the Company applicable to the Plan. Awards may be granted subject to stockholder approval, but may not be exercised or otherwise settled in the event stockholder approval is not obtained. The Plan shall terminate at such time as no shares of Common Stock remain available for issuance under the Plan and the Company has no further rights or obligations with respect to outstanding Awards under the Plan.